                                                                  EXHIBIT (C)(1)

                                                                  EXECUTION COPY



                          AGREEMENT AND PLAN OF MERGER



                                     AMONG



                          THREE RIVERS HOLDING CORP.,

                         THREE RIVERS ACQUISITION CORP.



                                      AND



                            SMT HEALTH SERVICES INC.



                           DATED AS OF JUNE 24, 1997

                             Index of Defined Terms
                             ----------------------



Affiliate........................................................................................1.2
Agreement....................................................................................Caption
Alternative Transaction.......................................................................6.2(a)
Acquisition Agreement.........................................................................6.2(b)
Benefit Plans................................................................................4.15(a)
By-laws.......................................................................................2.5(b)
Certificate of Incorporation..................................................................2.5(a)
Certificate of Merger............................................................................2.3
Certificates..................................................................................3.2(b)
CHAMPUS.........................................................................................4.26
Closing Date.....................................................................................2.2
Code.........................................................................................4.15(a)
Commitments.....................................................................................4.10
Commonly Controlled Entity...................................................................4.15(a)
Company......................................................................................Caption
Company Common Stock....................................................................... Preamble
Company Preferred Stock..........................................................................4.2
Company Stock Option..........................................................................7.4(a)
Company Stockholder Approval.....................................................................4.4
Confidentiality Agreement........................................................................7.2
DGCL.............................................................................................2.1
Director Warrant..............................................................................1.2(d)
Dissenting Shares.............................................................................3.1(d)
Dissenting Stockholder........................................................................3.1(d)
Effective Time...................................................................................2.3
Employment Agreements.......................................................................Preamble
Environmental Laws...........................................................................4.12(a)
ERISA........................................................................................4.15(a)
Exchange Act..................................................................................1.1(b)
Expenses......................................................................................7.7(b)
Filed SEC Documents..............................................................................4.8
Governmental Entity..............................................................................4.5
Hazardous Materials..........................................................................4.12(b)
HSR Act..........................................................................................4.5
indebtedness..................................................................................4.6(c)
Information Statement............................................................................4.7
Intellectual Property Rights....................................................................4.19
knowledge.......................................................................................10.3
Liens.........................................................................................4.3(a)
made available..................................................................................10.3
material adverse affect.........................................................................10.3

material adverse change.........................................................................10.3
Merger......................................................................................Preamble
Merger Consideration..........................................................................3.1(c)
Minimum Condition..........................................................................Exhibit A
MRI Unit......................................................................................4.6(c)
Net Amount....................................................................................7.4(a)
NOL Carryforwards...............................................................................4.16
Offer.......................................................................................Preamble
Offer Conditions..............................................................................1.1(a)
Offer Documents...............................................................................1.1(b)
Offer Price.................................................................................Preamble
Parachute Gross-Up Payment......................................................................4.17
Parent.......................................................................................Caption
Paying Agent..................................................................................3.2(a)
PCBs.........................................................................................4.12(b)
Pension Plans................................................................................4.15(a)
Permits.........................................................................................4.11
person..........................................................................................10.3
Plan.............................................................................................6.7
Post-Signing Returns.............................................................................6.3
Proxy Statement..................................................................................4.5
Release......................................................................................4.12(b)
Rights Agreement................................................................................4.23
Schedule 14D-1................................................................................1.1(b)
Schedule 14D-9................................................................................1.2(b)
SEC...........................................................................................1.1(a)
SEC Documents.................................................................................4.6(a)
Securities Act................................................................................4.6(a)
Shares......................................................................................Preamble
SRLY............................................................................................4.16
Stock Option Plans............................................................................7.4(a)
Stockholder Agreement.......................................................................Preamble
Stockholders Meeting..........................................................................7.1(a)
Sub..........................................................................................Caption
Subsidiaries..................................................................................4.3(a)
subsidiary......................................................................................10.3
Superior Proposal.............................................................................9.1(d)
Surviving Corporation............................................................................2.1
taxes...........................................................................................4.16
Termination Fee...............................................................................7.7(b)
Third Party Proposal..........................................................................6.2(a)
Warrant.......................................................................................7.4(a)

                                        AGREEMENT AND PLAN OF MERGER (this
                              "Agreement") dated as of June 24, 1997, among
                              ----------
                              THREE RIVERS HOLDING CORP., a Delaware corporation ("Parent"), THREE RIVERS ACQUISITION CORP., a
                                ------
                              Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and SMT HEALTH SERVICES INC., a
                                          ---
                              Delaware corporation (the "Company").
                                                         -------



          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved the acquisition of the Company by Parent on the terms and subject to the conditions set forth in this Agreement;

          WHEREAS, in furtherance of such acquisition, Parent proposes to cause Sub to make a tender offer to purchase all the outstanding shares of Common Stock, par value $.01 per share, of the Company (the "Company Common Stock"; all
                                                      --------------------
the outstanding shares of Company Common Stock being hereinafter collectively referred to as the "Shares") together with the associated Rights (as defined
                    ------
herein) at a purchase price of $11.75 per Share (the "Offer Price"), net to the
                                                      -----------
seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in this Agreement (as it may be amended from time to time as permitted under this Agreement, the "Offer"); and the Board of Directors of
                                        -----
the Company has adopted resolutions approving the Offer and the Merger (as defined below), recommending that the Company's stockholders accept the Offer and approving the acquisition of Shares and the associated Rights by Sub pursuant to the Offer and the Stockholder Agreement (as defined herein);

          WHEREAS the respective Boards of Directors of Parent, Sub and the Company have each approved the merger of Sub into the Company (the "Merger"),
                                                                    ------
upon the terms and subject to the conditions set forth in this Agreement, whereby each Share, other than Shares owned directly or indirectly by Parent or the Company and Dissenting Shares (as defined in Section 3.1(d)), will be converted into the right to receive the price per share paid in the Offer;

          WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, Parent, Sub and certain stockholders of the Company are entering into a Stockholder Agreement (the "Stockholder Agreement") pursuant to which such stockholders have, among other
----------------------
things, agreed to sell all of such stockholders' Shares to Sub at a cash price per Share equal to the Offer Price, upon the terms and subject to the conditions set forth in the Stockholder Agreement;

          WHEREAS, concurrently with the execution of this Agreement and as an inducement to Parent to enter into this Agreement, Parent and certain stockholders of the Company who are employed by the Company are executing and delivering the Employment Agreements, attached hereto as Exhibits B - E (the "Employment Agreements") pursuant to which such stockholders have, among other
----------------------
things, agreed to certain non-competition and non- solicitation covenants; and

          WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger and also to prescribe various conditions to the Offer and the Merger.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Sub and the Company hereby agree as follows:

                                   ARTICLE I

                                   THE OFFER

1.1.   The Offer.
       ---------

          (a) Subject to the terms and conditions set forth in this Agreement, within five business days after the date of the public announcement, which shall occur on the date hereof or the following day, by Parent and the Company of this Agreement, Sub shall, and Parent shall cause Sub to, commence (within the meaning of Rule 14d-2 under the Exchange Act (as hereinafter defined)) the Offer. The obligation of Sub to, and of Parent to cause Sub to, commence the Offer, conduct and consummate the Offer as soon as practicable after the date hereof and accept for payment, and pay for, any Shares tendered and not withdrawn pursuant to the Offer shall be subject only to the conditions set forth in Exhibit A (the "Offer Conditions") (any of which may be waived in whole
                         ----------------
or in part by Sub in its sole discretion, provided that, without the express written consent of the Company, Sub may not waive the Minimum Condition (as defined in Exhibit A)). Sub expressly reserves the right, subject to compliance with the Exchange Act, to modify the terms of the Offer, except that, without the express written consent of the Company, Sub shall not (i) reduce the number of Shares subject to the Offer, (ii) reduce the Offer Price, (iii) add to or modify the Offer Conditions, including the Minimum Condition, (iv) except as provided in the next sentence, extend the Offer, if all of the Offer Conditions are satisfied or waived, (v) change the form of consideration payable in the Offer or (vi) amend or alter any term of the Offer in any manner materially adverse to the holders of the Shares, provided, however, that nothing contained herein shall prohibit Sub, in its sole discretion without the consent of the Company, from waiving satisfaction of any condition to the Offer other than the Minimum Condition. Notwithstanding the foregoing, Sub may, without the consent of the Company, (A) extend the Offer for a specified period, if at the then scheduled or any extended expiration date of the Offer any of the Offer Conditions shall not be satisfied or waived, until such time as such conditions are satisfied or waived, (B) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer, (C) extend
                 ---
the Offer pursuant to Section 9.1(d) and (D) extend the Offer for any reason on one or more occasions for an aggregate period of not more than 10 business days beyond the latest expiration date that would be permitted under clause (A), (B) or (C) of this sentence. Subject to the terms and conditions of the Offer and this Section 1.1(a), Sub shall, and Parent shall cause Sub to, accept for payment, and pay for, all Shares validly tendered and not withdrawn pursuant to the Offer that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer as soon as practicable after the expiration of the Offer.

          (b) On the date of commencement of the Offer, Parent and Sub shall file with the SEC a Tender Offer Statement on Schedule 14D-1 (the
"Schedule 14D-1") with respect to the Offer, which shall contain an offer to
 --------------
purchase and a related letter of transmittal (such Schedule 14D-1 and the documents included therein pursuant to which the Offer will be made, together with any supplements or amendments thereto, the "Offer Documents"). Parent and
                                                 ---------------
Sub agree that the Offer Documents shall comply as to form in all material respects with the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the "Exchange Act"), and the Offer
                                         ------------
Documents, on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent or Sub with respect to written information supplied by or on behalf of the Company or any of its stockholders for inclusion or incorporation by reference in the Offer Documents. Parent, Sub and the Company each agrees promptly to correct any written information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Parent and Sub further agree to take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the SEC and the other Offer Documents as so corrected to be disseminated to holders of Shares, in each case as and to the extent required by applicable Federal securities laws. The Company and its counsel shall be given reasonable opportunity to review and comment upon the Offer Documents prior to their filing with the SEC or dissemination to the stockholders of the Company. Parent and Sub agree to provide the Company and its counsel any comments Parent, Sub or their counsel may receive from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

          (c) Parent shall provide or cause to be provided to Sub on a timely basis the funds sufficient to accept for payment, and pay for, any and all Shares that Sub becomes obligated to accept for payment, and pay for, pursuant to the Offer.

1.2.   Company Actions.
       ---------------

          (a) The Company hereby approves of and consents to the Offer and represents that the Board of Directors of the Company, at a meeting duly called and held, duly and unanimously adopted resolutions approving this Agreement and the Stockholder Agreement, the Offer and the Merger, determining that the terms of the Offer and the Merger are fair to, and in the best interests of, the Company and its stockholders and recommending that the Company's stockholders accept the Offer, tender their Shares and the associated Rights pursuant to the Offer and approve and adopt the Merger and this Agreement (if required). The Company represents that its Board of Directors has received the opinion of Smith Barney Inc. ("Smith Barney") dated the date of this Agreement to the effect that, as of such date and based upon and subject to the matters set forth therein, the cash consideration to be received by the holders of Shares (other than Parent and its Affiliates) pursuant to the Offer and the Merger is fair
                    ----------
from a financial point of view to such holders, and a complete and correct signed copy of such opinion will be delivered by the Company to Parent after receipt thereof by the Company. The Company has been authorized by Smith Barney to permit the inclusion of such opinion (or a reference thereto) in the Schedule 14D-1, the Schedule 14D-9 (as hereinafter defined) and the Proxy Statement (as hereinafter defined).

          (b) On the date the Offer Documents are filed with the SEC, or promptly thereafter, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the Offer (such Schedule 14D-9, as amended from time to time, the "Schedule 14D-9")
                                                               --------------
containing the recommendation described in paragraph (a) and shall mail the
Schedule 14D-9 to the stockholders of the Company. The Schedule 14D-9 shall comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by the Company with respect to written information supplied by or on behalf of Parent or Sub for inclusion in the Schedule 14D-9. Each of the Company, Parent and Sub agrees promptly to correct any written information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect, and the Company further agrees to take all steps necessary to amend or supplement the Schedule 14D-9 and to cause the Schedule 14D-9 as so amended or supplemented to be filed with the SEC and disseminated to the Company's stockholders, in each case as and to the extent required by applicable Federal securities laws. Parent and its counsel shall be given reasonable opportunity to review and comment upon the Schedule 14D-9 prior to its filing with the SEC or dissemination to stockholders of the Company. The Company agrees to provide Parent and its counsel any comments the Company or its counsel may receive from the SEC or its staff with respect to the
Schedule 14D-9 promptly after the receipt of such comments.

          (c) In connection with the Offer and the Merger, the Company shall cause its transfer agent to furnish Sub promptly with mailing labels containing the names and addresses of the record holders of Shares as of a recent date and of those persons becoming record holders subsequent to such date, together with copies of all lists of stockholders, security position listings and computer files and all other information in the Company's possession or control regarding the beneficial owners of Shares, and shall furnish to Sub such information and assistance (including updated lists of stockholders, security position listings and computer files) as Parent may reasonably request in communicating the Offer to the Company's stockholders. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent and Sub and their agents shall hold in confidence the information contained in any such labels, listings and files, will use such information only in connection with the Offer and the Merger and, if this Agreement shall be terminated, will, upon request, promptly deliver, and will use their best efforts to cause their agents promptly to deliver, to the Company all copies of such information then in their possession or control.

          (d) Immediately after consummation of the Offer, each outstanding Warrant (as defined in Section 7.4) to purchase Common Stock of the Company issued under the Company's 1995 Directors Warrant Plan held by a director of the Company (a "Director Warrant"), shall be purchased by Sub for an amount in cash,
            ----------------
payable at the time of such purchase, equal to the product of (x) the number of shares subject to such Director Warrant and (y) the excess of the price paid in the Offer over the per share exercise price of such Director Warrant.


                                  ARTICLE II

                                  THE MERGER

2.1.   The Merger.
       ----------

       Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), Sub
                                                                  ----
shall be merged with and into the Company at the Effective Time (as defined in
Section 2.3). Following the Effective Time, the separate corporate existence of Sub shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and
 ---------------------
obligations of Sub in accordance with the DGCL.

2.2.   Closing.
       -------

       The closing of the Merger will take place at 10:00 a.m. (New York City time) on a date to be specified by Parent or Sub, which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VIII (the "Closing Date"), at the offices of O'Sullivan Graev &
                      ------------
Karabell, LLP, 30 Rockefeller Plaza, 41st Floor, New York, New York 10112, unless another date, time or place is agreed to in writing by the parties hereto.

2.3.   Effective Time.
       --------------

       Subject to the provisions of this Agreement, as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth herein, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance
                                  ---------------------
with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL and other applicable law. The Merger shall become effective at such time as the Certificate of Merger is duly accepted for record with the Delaware Secretary of State, or at such other time specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").
                                --------------

2.4.   Effects of the Merger.
       ---------------------

       The Merger shall have the effects set forth in Section 259 of the DGCL.

2.5.   Certificate of Incorporation and By-laws.
       ----------------------------------------

          (a) The Certificate of Incorporation of the Company (the "Certificate
                                                                    -----------
of Incorporation"), as in effect immediately prior to the Effective Time, shall
----------------
be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law; provided, that Parent shall be entitled, in its sole discretion, to amend and/or
--------
restate the Certificate of Incorporation simultaneously with the Effective Time.

          (b) The by-laws of Sub (the "By-laws") as in effect immediately prior
                                       -------
to the Effective Time shall be the by-laws of the Surviving Corporation, until thereafter changed or amended as provided therein or by applicable law.

2.6.   Directors.
       ---------

       The directors of Sub, which Parent and Sub agree shall include each of Jeff D. Bergman and Daniel Dickman, immediately prior to the Effective Time shall be the directors of the Surviving Corporation, until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

2.7.   Officers.
       --------

       The officers of the Company and such other persons as designated by Parent immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.


                                  ARTICLE III

               EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
              CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

3.1.   Effect on Capital Stock.
       -----------------------

       As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Shares or any shares of capital stock of Sub:

          (a) Capital Stock of Sub.  Each issued and outstanding share of
              --------------------
capital stock of Sub shall be converted into and become one fully paid and nonassessable share of Common Stock, par value $.01 per share, of the Surviving Corporation.

          (b) Cancellation of Treasury Stock and Parent Owned Stock. Each share
              -----------------------------------------------------
of the Common Stock of the Company that is owned by the Company and each Share that is owned by Parent, Sub or any other direct or indirect wholly owned subsidiary of Parent shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

          (c) Conversion of Company Common Stock. Subject to Section 3.1(d),
              ----------------------------------
each issued and outstanding Share (other than shares to be canceled in accordance with Section 3.1(b)), together with the associated Rights, shall be converted into the right to receive from the Surviving Corporation in cash, without interest, the price actually paid in the Offer (the "Merger
                                                             ------
Consideration"). As of the Effective Time, all such Shares (and the associated
-------------
Rights) shall no longer be outstanding and shall be canceled and retired automatically and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, without interest.

          (d) Shares of Dissenting Stockholders. Notwithstanding anything in
              ---------------------------------
this Agreement to the contrary, any issued and outstanding Shares held by a person (a "Dissenting Stockholder") who has neither voted in favor of the Merger
           ----------------------
nor consented in writing thereto and otherwise complies with all the applicable provisions of the DGCL concerning the right of holders of Company Common Stock to dissent from the Merger and require appraisal of their Shares ("Dissenting
                                                                   ----------
Shares") shall not be converted as described in Section 3.1(c) but shall become
------
the right to receive such consideration as may be determined to be due to such Dissenting Stockholder pursuant to the laws of the State of Delaware. If, after the Effective Time, such Dissenting Stockholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal, in any case pursuant to the DGCL, his Shares shall be deemed to be converted as of the Effective Time into the right to receive the Merger Consideration. The Company shall give Parent (i) prompt notice of any demands for appraisal of Shares received by the Company and (ii) if and after Sub shall have accepted for payment Shares pursuant to and subject to the conditions of the Offer (including the Minimum Condition) the opportunity to participate in and direct all negotiations and proceedings with respect to any such demands. The Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle, offer to settle or otherwise negotiate, any such demands.

3.2.   Exchange of Certificates.
       ------------------------

          (a) Paying Agent. Prior to the Effective Time, Parent shall designate
              ------------
a commercial bank or trust company to act as paying agent in the Merger (the "Paying Agent"). Parent shall cause the Surviving Corporation to deposit with
 ------------
the Paying Agent in separate trust for holders of the Certificates (as hereinafter defined) immediately available funds in an amount sufficient for the payment of the aggregate Merger Consideration for the shares converted pursuant to Section 3.1(c) (it being understood that any and all interest earned on funds made available to the Paying Agent pursuant to this Agreement shall be turned over to Parent).

          (b) Exchange Procedure.  As soon as reasonably practicable after the
              ------------------
Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented Shares (the "Certificates"), (i) a letter of transmittal (which
                         ------------
shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in a form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Paying Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and the Paying Agent shall pay pursuant to irrevocable instructions given by Sub or Parent, the amount of cash into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.1, and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, payment may be made to a person other than the person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the amount of cash, without interest, into which the Shares theretofore represented by such Certificate shall have been converted pursuant to Section 3.1. No interest will be paid or will accrue on the cash payable upon the surrender of any Certificate.

          (c) No Further Ownership Rights in Company Common Stock. All cash paid
              ---------------------------------------------------
upon the surrender of Certificates in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares formerly represented by such Certificates. At the Effective Time, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for any reason except notation thereon that a stockholder has elected to exercise his right to appraisal pursuant to the DGCL they shall be canceled and exchanged as provided in this Article III.

          (d) No Liability. Any funds deposited with the Paying Agent that
              ------------
remain unclaimed by the former stockholders of the Company for three (3) months after the Effective Time shall be paid to the Surviving Corporation upon demand, and any former stockholders of the Company who have not theretofore complied with the instructions for exchanging their Certificates provided herein shall thereafter look only to the Surviving Corporation for payment of their claims for the Merger Consideration set forth in Section 3.1 hereof for each Share held by such stockholder, without any interest thereon. None of Parent, Sub, the Company or the Paying Agent shall be liable to any person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered prior to seven years after the Effective Time (or immediately prior to such earlier date on which any payment pursuant to this Article III would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 4.5)), the cash payment in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

                                  ARTICLE IV

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

       The Company represents and warrants to Parent and Sub as follows:

4.1.   Organization.
       ------------

       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing has not had a material adverse effect that has not been cured and reasonably would not be expected to have a material adverse effect (as defined in Section 10.3) or prevent or materially delay the consummation of the Offer and/or the Merger. The Company has made available to Parent complete and correct copies of its Certificate of Incorporation and By-laws, as amended to the date hereof.

4.2    Capitalization.
       --------------

       The authorized capital stock of the Company consists of 20,000,000 Shares and 994,600 shares of preferred stock, par value $.01 per share ("Company
                                                                  -------
Preferred Stock").  At the close of business on June 20, 1997, (a) 5,746,324
---------------
Shares were issued and outstanding, (b) no Shares were held by the Company in its treasury, (c) 573,518 Shares were reserved for issuance upon exercise of outstanding Company Stock Options (as defined in Section 7.4), (d) 454,750 Shares were issuable upon the exercise of outstanding Warrants (as defined in Section 7.4) and (e) no shares of Company Preferred Stock were issued and outstanding. Except as set forth above, and except for shares issued since June 20, 1997 upon the exercise of any Company Stock Option or any Warrant, since such date no shares of capital stock or other voting securities of the Company were issued, reserved for issuance, issuable or outstanding. All outstanding Shares are, and all Shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company may vote. Except for the Rights and except as set forth above, as of the date hereof, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which any of them is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of capital stock of the Company (other than as set forth in Section 7.4).

4.3     Subsidiaries.
        ------------

         (a) The authorized capital stock of each of the subsidiaries of the Company (the "Subsidiaries") is set forth on Schedule 4.3. All of the
              ------------                   ------------
outstanding shares of capital stock of the Subsidiaries are owned of record and beneficially by the Company, free and clear of all mortgages, liens, pledges, charges, encumbrances or other security interests (collectively, "Liens").
                                                                  -----

         (b)  Except as set forth on Schedule 4.3, since December 31, 1996 no
                                     ------------
shares of capital stock or other voting securities of any Subsidiary were issued, reserved for issuance, issuable or outstanding. All outstanding shares of capital stock of the Subsidiaries are, and all such shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. There are no bonds, debentures, notes or other indebtedness of any Subsidiary having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Subsidiaries may vote. As of the date hereof, there are no securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company or any Subsidiary is a party or by which any of them is bound obligating the Company or any Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other voting securities of any Subsidiary or obligating the Company or any Subsidiary to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of capital stock of any Subsidiary. Except for the Company's interest in its Subsidiaries or as set forth on Schedule 4.3, neither the Company nor any Subsidiary owns directly or indirectly any interest or investment in the form of debt or equity in, nor is the Company or any Subsidiary subject to any obligation or requirement to provide for or to make any investment in, any person.

4.4      Authority.
         ---------

         The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby (other than, with respect to the Merger, the approval and adoption of this Agreement by the holders of a majority of the Shares (the "Company
                                                                -------
Stockholder Approval")).  The execution, delivery and performance of this
--------------------
Agreement and the consummation by the Company of the Merger and of the other transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions so contemplated (in each case, other than, with respect to the Merger, the Company Stockholder Approval). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

4.5.   Consents and Approvals; No Violations.
       -------------------------------------

       Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (including the filing with the SEC of the Schedule 14D-9 and a proxy or information statement relating to any required approval by or meeting of the Company's stockholders of this Agreement (the "Proxy Statement")) and the Hart-
                                               ---------------
Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"),
                                                                  -------
neither the execution, delivery or performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will
(a) conflict with or result in any breach of any provision of the Certificate of Incorporation or By-laws of the Company or any of its Subsidiaries, (b) require any filing with, notice to, or Permit (as defined in Section 4.11), authorization, consent or approval of, any Federal, state or local government or any court, tribunal, administrative agency or commission or other governmental or other regulatory authority or agency, domestic, foreign or supranational (a "Governmental Entity"), (c) result in the creation or imposition of any Liens
 -------------------
upon the properties or assets of the Company or any Subsidiary, (d) except as set forth on Schedule 4.5, result in a violation or breach of, require any
             ------------
notice to any party pursuant to, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation, acceleration or right of non-renewal or contractually require any prepayment or offer to purchase any debt or give rise to the loss of a material benefit) under, any of the terms, conditions or provisions of any Commitment (as defined in Section 4.10) to which the Company or any of its Subsidiaries is a party or by which the Company's or any of its Subsidiaries' properties or assets may be bound, (e) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets or (f) result in the loss, forfeiture, revocation, termination or diminution of any Permit (as defined in Section 4.11) except in the case of clauses (b), (c), (d), (e) or (f) for failures to fulfill requirements, liens, losses, forfeitures, revocations, diminutions, violations, breaches or defaults that, individually or in the aggregate, have not had a material adverse effect that has not been cured and reasonably would not be expected to have a material adverse effect or prevent or materially delay the consummation of the Offer and/or the Merger.

4.6.    SEC Documents; Financial Statements; Other Financial Information.
        ----------------------------------------------------------------

         (a) The Company has filed with the SEC all reports, forms, schedules and statements and other documents required to be filed by it (the "SEC
                                                                    ---
Documents"). As of their respective filing dates, (i) the SEC Documents complied
---------
in all material respects with the requirements of the Securities Act of 1933 (the Securities Act"), or the Exchange Act, as the case may be, and the rules
     --------------
and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and (ii) none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements included in the SEC Documents complied, as of their respective filing dates as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth on Schedule 4.6 or in the SEC Documents filed and publicly available prior to the date hereof, and except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the date of the most recent consolidated balance sheet included in the SEC Documents filed and publicly available prior to the date hereof, neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by generally accepted accounting principles to be set forth on a balance sheet or in the notes thereto.

       (b) All accounts receivable of the Company and each Subsidiary have arisen from bona fide services provided in the ordinary course of business to third parties which are not Affiliates (as defined in Rule 405 promulgated under the Securities Act) of the Company or any Subsidiary or any of their officers, directors or employees. All accounts receivable are good and collectible in the ordinary course of business consistent with past practice at the aggregate recorded amounts thereof.

       (c)  Schedule 4.6(c) sets forth the consolidated indebtedness owed by the
            ---------------
Company and its Subsidiaries to any third party (separately identifying the portion of such indebtedness incurred in respect of any mobile Magnetic Resonance Imaging unit (each, an "MRI Unit") owned, leased or on order by the
                                  --------
Company or any Subsidiary), and the Company's aggregate consolidated cash and cash equivalents, each calculated as of the date hereof in accordance with generally accepted accounting principles, consistently applied. The term "indebtedness" shall include indebtedness for borrowed money, reimbursement
 ------------
obligations with respect to letters of credit and similar instruments, obligations incurred, issued or assumed as the deferred purchase price of property or services (other than accounts payable incurred in the ordinary course of business consistent with past practice), obligations of others secured by (or, for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured) any Lien on property or assets of the Company or any Subsidiary, capital lease obligations, and obligations in respect of guarantees of any of the foregoing or any "keep well" or other agreement to maintain any financial statement condition of another person, in each case, whether or not matured, liquidated, fixed, contingent, or disputed.

       (d)  Schedule 4.6(d) sets forth (i) the specifications of each MRI Unit
            ---------------
owned, leased or on order by the Company or any Subsidiary, (ii) the date that the Company or any Subsidiary purchased or, in the case of MRI Units on order, has committed to purchase, such MRI Unit and (iii) the per MRI Unit price paid to the manufacturer thereof or, in the case of MRI Units on order, that the Company, any Subsidiary or any source of financing has committed to pay to manufacturer thereof (specifying the price applicable to the Magnetic Resonance Imaging equipment and the price applicable to the coach or van used or to be used to transport such MRI Unit). Except as set forth in Schedule 4.6(d),
                                                          ---------------
neither the Company nor any Subsidiary has purchased or leased or committed to purchase or lease any MRI Unit.

       (e) Schedule 4.6(e) sets forth (i) the date and cost of each upgrade to
           ---------------
each MRI Unit owned or leased by the Company and (ii) all amounts in excess of an aggregate of $50,000 that the Company or any Subsidiary has committed to pay in respect of any pending upgrade.


4.7.   Information Supplied.
       --------------------

       None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in (a) the Offer Documents, (b) the
Schedule 14D-9, (c) the information to be filed by the Company in connection with the Offer pursuant to Rule 14f-1 promulgated under the Exchange Act (the "Information Statement") or (d) the Proxy Statement, will, in the case of the
----------------------
Offer Documents, the Schedule 14D-9 and the Information Statement at the respective times the Offer Documents, the Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting (as defined in Section 7.1) contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Schedule 14D-9, the Information Statement and the Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by Parent or Sub specifically for inclusion or incorporation by reference therein.

4.8.   Absence of Certain Changes or Events.
       ------------------------------------

       Except as disclosed in the SEC Documents (including exhibits thereto) filed since January 1, 1996 and publicly available prior to the date hereof (the "Filed SEC Documents"), and except as set forth on Schedule 4.8 hereto, since
 -------------------                               ------------
the date of the most recent audited financial statements included in the Filed SEC Documents, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course consistent with prior practice, and there has not been (a) any material adverse change, (b) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (c) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (d) (i) any granting by the Company or any Subsidiary to any officer of the Company of any increase in compensation, except in the ordinary course of business consistent with past practice as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents, (ii) any granting by the Company or any Subsidiary to any officer, employee, director or consultant of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the Filed SEC Documents or (iii) any entry by the Company or any Subsidiary into any employment, severance or termination agreement with any officer, employee, director or consultant, (e) any damage, destruction or loss to property, whether or not covered by insurance, that, individually or in the aggregate, has not been cured and would not be reasonably expected to have, individually or in the aggregate, a material adverse effect, (f) any change in accounting methods, principles or practices by the Company or any Subsidiary,
(g) any delivery of a notice of non-renewal or any other failure to renew contracts or agreements between the Company or any Subsidiary, on the one hand, and hospitals, clinics, medical or healthcare providers, health maintenance organizations or other customers or third party payors, on the other hand, which are material, individually or in the aggregate, or (h) any loss of any employee who earned more than $75,000 in the most recent fiscal year (in salary, bonus and other cash compensation).

4.9.   Litigation.
       ----------

       Except as disclosed on Schedule 4.9 hereto, there is no claim, suit,
                              ------------
action, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries and there is no judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary.

4.10.  Contracts.
       ---------

       Except as filed as an exhibit to the Filed SEC Documents or set forth on
Schedule 4.10 and delivered to or made available to Parent or its counsel, there
-------------
are no (a) notes, bonds, mortgages, indentures, leases, or material Permits, or
(b) other contracts, agreements or other instruments or obligations or any amendments, supplements or restatements of any of the foregoing ((a) and (b), collectively, "Commitments") that (i) relate to real property, (ii) relate to
               -----------
services provided by the Company to hospitals, clinics, medical or healthcare providers or other customers or services paid for by health maintenance organizations or other third party payors, (iii) relate to the construction, reconstruction, maintenance, transportation or use of Magnetic Resonance Imaging equipment (iv) relate to any Alternative Transaction (as defined below), or (v) are otherwise material to the business, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole. Neither the Company nor any Subsidiary is and, to the knowledge of the Company, no other party is in violation of or in default under (nor does there exist any condition which upon the passage of time or the giving of notice or both would reasonably be expected to cause such a violation of or default under) any material Commitment to which it is a party or by which it or any of its properties or assets is bound. Each Commitment constitutes a valid and binding obligation on the Company and/or the Subsidiary party thereto and, to the knowledge of the Company, each other party thereto, enforceable against such other party in accordance with its terms.

4.11.  Compliance with Laws.
       --------------------

       The Company and each Subsidiary is in compliance with all applicable statutes, laws, codes, ordinances, regulations, rules, Permits, judgments, decrees and orders of any Governmental Entity applicable to its assets, properties, business or operations, except for such failures to be in compliance as have not had a material adverse effect that has not been cured and would not be reasonably expected to have, individually or in the aggregate, a material adverse effect. The Company and each Subsidiary has in effect all Federal, state, local and foreign governmental approvals, authorizations, certificates, filings, franchises, licenses, notices, permits and rights, including all certificates of need and authorizations under Environmental Laws (as defined below) and exemptions from any of the foregoing (collectively, "Permits") necessary for it to own, lease or operate its
                -------
properties and assets and to carry on its business as now conducted, except for the failure to have such Permits that, individually or in the aggregate, has not had and could not reasonably be expected to have a material adverse effect (and the Company and/or each Subsidiary has timely made appropriate filings for issuance or renewal thereof). Schedule 4.11 contains a list of all material
                              -------------
Permits (including, without limitation, all Certificates of Need), and copies thereof have been provided to Parent or its counsel. No default under any Permit has occurred, except for defaults under Permits that, individually or in the aggregate, that has not been cured and reasonably would not be expected to have a material adverse effect. No investigation or review by any Governmental Entity with respect to the Company or any Subsidiary is pending or, to the knowledge of the Company, threatened.

4.12.  Environmental Matters.
       ---------------------

       Except as set forth in Schedule 4.12:
                              -------------

         (a) the Company and each Subsidiary is, and has been, in compliance with all applicable Environmental Laws (as defined below) except for any noncompliance that, individually or in the aggregate, has not had a material adverse effect that has not been cured and would not reasonably be expected to have a material adverse effect. The term "Environmental Laws" means any Federal,
                                          ------------------
state, provincial, regional, municipal, local or foreign judgment, order, decree, statute, law, ordinance, rule, regulation, code, permit, consent, approval, license, writ, decree, directive, injunction or other enforceable requirement, including any registration requirement, relating to: (A) Releases (as defined below) or threatened Releases of Hazardous Materials (as defined below) into the environment; (B) the generation, treatment, storage, disposal, use, handling, manufacturing, transportation or shipment of Hazardous Materials; or (C) otherwise relating to pollution or protection of health or safety or the environment;

         (b) there has been no Release or threatened Release of Hazardous Materials, in, on, under or affecting any property now or previously owned, leased, controlled or operated by the Company or any Subsidiary or, to the knowledge of the Company, any adjacent site. The term "Release" has the meaning
                                                       -------
set forth in 42 U.S.C. (S) 9601(22). The term "Hazardous Materials" means any
                                               -------------------
pollutant, contaminant, hazardous, radioactive or toxic substance, material, constituent or waste, or any other waste, substance, chemical or material regulated under any Environmental Law, including (1) petroleum, crude oil and any fractions thereof, (2) natural gas, synthetic gas and any mixtures thereof,
(3) asbestos and/or asbestos-containing material, (4) radon and (5) polychlorinated biphenyls ("PCBs"), or materials or fluids containing PCBs;
                            ----

         (c) there is no pending, or, to the knowledge of the Company, threatened claim, action, demand, investigation or inquiry by any Governmental Entity or other person relating to any actual or potential violations of Environmental Law or any actual or potential obligation to investigate or remediate a Release or threatened Release of any Hazardous Materials;

         (d) neither the Company nor any Subsidiary has assumed, whether by contract or operation of law, any liabilities or obligations arising under Environmental Laws in connection with formerly owned, leased or operated properties or facilities or in connection with any formerly owned divisions, subsidiaries, companies or other entities; and

         (e) there are no underground or aboveground storage tanks, incinerators or surface impoundments at, on or about, under or within any property, owned, leased, controlled or operated by the Company or any Subsidiary, and no such tanks, incinerators or impoundments have been removed from any such property; and

         (f) neither the Company nor any Subsidiary has used any waste disposal site, or otherwise disposed of, transported, or arranged for the transportation of, any Hazardous Materials to any place or location, except for any such use, disposal, transportation or arrangement that has not had a material adverse effect that has not been cured and reasonably would not be expected to have a material adverse effect.

4.13.  Absence of Changes in Benefit Plans; Labor Relations.
       ----------------------------------------------------

       Except as filed as an exhibit to the Filed SEC Documents and except as disclosed on Schedule 4.13 hereto or as expressly provided in this Agreement,
             -------------
since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been any adoption or amendment in any material respect by the Company or any Subsidiary of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan or arrangement providing benefits to any current or former employee, officer or director of the Company or any Subsidiary. Except as set forth in Schedule 4.13 or as filed as an exhibit to
                                    -------------
the Filed SEC Documents or as expressly provided in this Agreement, there exist no employment, consulting, severance, termination or indemnification agreements or arrangements between the Company and any current or former employee, officer or director of the Company. Schedule 4.13 contains a list of all amounts
                             -------------
payable or that will or may become payable to each director, officer or employee or former director, officer or employee of the Company or any Subsidiary pursuant to any employment, change-in-control, severance or termination agreement or arrangement other than pursuant to the Employment Agreements.
There are no collective bargaining or other labor union agreements to which the Company or any Subsidiary is a party or by which it is bound. To the knowledge of the Company, since January 1, 1994, except as disclosed in the Filed SEC documents, the Company has not encountered any labor union organizing activity, or had any actual or threatened employee strikes, work stoppages, slowdowns or lockouts.

4.14.   Employment Matters; Affiliate Transactions.
        ------------------------------------------

          (a)  Schedule 4.14(a) sets forth a list of all directors, officers and
               ----------------
employees of the Company and each Subsidiary as of the date hereof and the aggregate salary, bonus and other cash compensation paid and the number of Company Stock Options and/or Warrants granted or issued to each such employee, officer, and director in the most recently completed fiscal year and paid and granted or issued to each such person from the beginning of the current fiscal year to the date hereof.

          (b) Schedule 4.14(b) sets forth a list of all outstanding Company
              ----------------
Stock Options and Warrants as of the date hereof, showing for each such Company Stock Option and Warrant: (i) the number of Shares issuable, (ii) the number of vested Shares, (iii) the date of grant, (iv) the exercise price and (v) the holder thereof.

          (c) Schedule 4.14(c) sets forth a description of all transactions
              ----------------
between the Company or its Subsidiaries, on the one hand, and any of their respective Affiliates, directors, officers, employees, or consultants, on the other hand, in each case consummated at any time since January 1, 1996. Except as set forth on Schedule 4.14(c), there are no agreements or arrangements
                ----------------
between the Company or its Subsidiaries, on the one hand, and any of their respective Affiliates, directors, officers, employees or consultants, on the other hand, with respect to any such transactions. No Affiliate, director, officer, employee or consultant of the Company owns any interest in any asset or property (real or personal, tangible or intangible), business or contract used or intended for use or otherwise relating to the business currently conducted or proposed to be conducted by the Company or any Subsidiary.

4.15.   ERISA Compliance.
        ----------------

          (a) Schedule 4.15(a) contains a list and brief description of all
              ----------------
"employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes
                                                     -----
referred to herein as "Pension Plans"), "employee welfare benefit plans" (as
                       -------------
defined in Section 3(1) of ERISA) and all other benefit plans maintained or contributed to by the Company or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or
(o) of the Internal Revenue Code of 1986, as amended (the "Code") (the Company and each such other person or entity, a "Commonly Controlled Entity"), for the
                                         --------------------------
benefit of any current or former employees, officers or directors of the Company or dependents of any such person (collectively, "Benefit Plans"). The Company
                                                 -------------
has delivered or made available to Parent true, complete and correct copies of
(i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan. Each Benefit Plan has been administered in all material respects in accordance with its terms. The Company and each Subsidiary and all the Benefit Plans are all in compliance in all material respects, and all Benefit Plans have been operated and administered in all material respects with applicable provisions of ERISA and the Code, and no "reportable event," or "prohibited transaction" (as such terms are defined in ERISA and the Code, as applicable), or termination has occurred with respect to any Benefit Plan, and the consummation of the transaction entered into pursuant to this Agreement will not result in the occurrence of any such event.

          (b)  Except as disclosed in Schedule 4.15(b), all Pension Plans
                                      ----------------
intended to qualify under Section 401(a) of the Code have been the subject of determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor has any such Pension Plan been amended since the date of its most recent determination letter or application therefor in any respect, and no event has occurred that would adversely affect its qualification or materially increase its costs. All amendments to Pension Plans required under ERISA and the Code to be adopted by the Company by December 31, 1994, have been adopted. There have been no material violations of ERISA or the Code with respect to the filing of applicable documents, notices or reports (including, without limitation, annual reports filed on IRS From 5500) relating to any Benefit Plan maintained by the Company or any Commonly Controlled Entity with any Governmental Authority or the furnishing of such required documents to the participants or beneficiaries of such Benefit Plans.

         (c) Neither the Company nor any Commonly Controlled Entity has within the five year period immediately preceding the date hereof maintained, contributed to or been obligated to contribute to any Benefit Plan that is subject to Title IV of ERISA or Section 412 of the Code. Neither the Company nor any Commonly Controlled Entity is required to contribute to any "multiemployer plan" (as defined in Section 4001(a) (3) of ERISA) or has withdrawn from any multiemployer plan where such withdrawal has resulted or would result in any "withdrawal liability" (within the meaning of Section 4201 of ERISA) that has not been fully paid.

         (d) With respect to any Benefit Plan that is an employee welfare benefit plan, except as disclosed in Schedule 4.15(d), (1) no such Benefit Plan
                                     ----------------
is funded through a "welfare benefits fund", as such term is defined in Section 419 (e) of the Code, (2) each such Benefit Plan that is a "group health plan", as such term is defined in Section 5000 (b)(1) of the Code, complies substantially with the applicable requirements of Section 4980B(f) of the Code and (3) except as provided in writing in such plan, there are no understandings, agreements or undertakings, written or oral, that would prevent any such plan (including any such plan covering retirees or other former employees) from being amended or terminated without material liability to the Company or any Subsidiary on or at any time after the Effective Time. Except as set forth in
Schedule 4.15(d), no Benefit Plan that is a welfare benefit plan provides for post-retirement medical or life insurance benefits coverage to any current or former employee, officer, or director of the Company or any dependent of any such individual except as may be required under Section 4980B of the Code.

         (e)  Except as set forth on Schedule 4.15(e) and except with respect to
                                     ----------------
the Company Stock Options, no employee or director of the Company will be entitled to any additional compensation or benefits or any acceleration of the time of payment or vesting of any compensation or benefits under any Benefit Plan as a result of the transactions contemplated by this Agreement. It shall be assumed for purposes of the preceding sentence that no payments will be received by, or accelerated to, any such employee or director as a result of the termination of such individual's employment/service relationship by the Surviving Corporation after the Effective Time.

4.16.  Taxes.
       -----

       The Company has filed all tax returns and reports required to be filed by it (which returns are true and complete in all material respects) and has paid all taxes due and required to be paid by it. The most recent financial statements contained in the Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company or any Subsidiary for all taxable periods and portions thereof through the date of such financial statements. No deficiencies for any taxes which remain outstanding have been proposed, asserted or assessed against the Company or any Subsidiary, and no requests for waivers of the time to assess any such taxes are pending. None of the Federal income tax returns of the Company or any Subsidiary have been examined by the United States Internal Revenue Service. As of March 31, 1997 (assuming the Company's taxable year closed on such date), the Company and its Subsidiaries had consolidated Federal net operating loss carryforwards (the "NOL
                                                                             ---
Carryforwards") totaling $5,500,000. Schedule 4.16 sets forth the periods during
-------------                        -------------
which the NOL Carryforwards arose and the expiration dates of the NOL Carryforwards, identifies which amounts are currently limited under Section 382 of the Code or the "separate return limitation year" ("SRLY") rules of the
                                                       ----
consolidated return regulations, and, in the case of NOL Carryforwards currently limited under Section 382 of the Code, the relevant Section 382 limitation (within the meaning of Section 382(b) (1) of the Code). As used in this Agreement, "taxes" shall mean all Federal, state, local and foreign income,
            -----
property, sales, payroll, employment, excise, withholding and other taxes, tariffs or other governmental charges in the nature of a tax as well as any interest, penalties and additions to tax.

4.17.  No Excess Parachute Payments.
       ----------------------------

       Except as set forth on Schedule 4.17, no amount that could be received
                              -------------
pursuant to the Benefit Plans or any executed and delivered agreements between the Company or any Subsidiary and any officer, director or employee thereof in effect as of the date hereof (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of the Company or any Subsidiary who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any employment, severance, change-in-control or termination agreement, other compensation arrangement or Benefit Plan currently in effect would be an "excess parachute payment" (as such term is defined in Section 280G(b) (1) of the Code). No disqualified individual is entitled to receive any additional payment from the Company, any Subsidiary, the Surviving Corporation, or any other person referred to in Q&A 10 under proposed Treasury Regulation Section 1.280G-1 (a "Parachute Gross-Up Payment") in the
                                         --------------------------
event that the 20 per cent parachute excise tax of Section 4999(a) of the Code is imposed on such person. Except as set forth in Schedule 4.17, neither the
                                                   -------------
Board of Directors of the Company nor the Board of Directors of any Subsidiary has during the six months prior to the date hereof granted to any officer, director or employee of the Company or any Subsidiary any right to receive any Parachute Gross-Up Payment.

4.18.  Title to Properties; Condition of Assets.
       ----------------------------------------

         (a)  Except as set forth in Schedule 4.18, the Company and each
                                     -------------
Subsidiary has good and marketable title to, or valid leasehold interests in, all its material properties and assets except for such as are no longer used in the conduct of its businesses or as have been disposed of in the ordinary course of business. All such material assets and properties are free and clear of all Liens other than those set forth in Schedule 4.18 and except for Liens that,
                                    -------------
individually or in the aggregate, do not interfere with the ability of the Company or any Subsidiary to conduct its business as currently conducted and do not adversely affect the value of, or the ability to sell, such assets and properties.

         (b) The properties and assets of the Company and its Subsidiaries are in good repair and operating condition, and are sufficient for the conduct of the business of the Company and the Subsidiaries as presently conducted.

         (c) Except as set forth in Schedule 4.18, the Company and each
                                    -------------
Subsidiary has complied in all material respects with the terms of all material leases to which it is a party or under which it is in occupancy, and all such leases are in full force and effect. The Company enjoys peaceful and undisturbed possession under all such material leases.

         (d) Neither the Company nor any Subsidiary owns any real property.

4.19.  Intellectual Property.
       ---------------------

       The Company and each Subsidiary owns, or is validly licensed or otherwise has the right to use, without any obligation to make any fixed or contingent payments, including any royalty payments, all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs that are used in the conduct of the business of the Company as now operated (collectively, "Intellectual Property Rights").
                                        ----------------------------
Schedule 4.19 sets forth a description of all patents, trademarks and copyrights
-------------
and applications therefor owned by or licensed to the Company that are used in the conduct of the business of the Company as now operated. Except as set forth in Schedule 4.19, no claims are pending or, to the knowledge of the Company,
   -------------
threatened that the Company is, and to the knowledge of the Company, neither the Company nor any Subsidiary is, infringing or otherwise adversely affecting the rights of any person with regard to any Intellectual Property Right. To the knowledge of the Company, except as set forth in Schedule 4.19, no person is
                                                 -------------
infringing the rights of the Company with respect to any Intellectual Property Right. The Company has not licensed, or otherwise granted, to any third party, any rights in or to any Intellectual Property Rights.

4.20.  Non-Compete.
       -----------

       Except as set forth in Schedule 4.20, neither the Company nor any
                              -------------
Subsidiary is subject to any agreement, covenant or understanding that restricts the Company or any Subsidiary from entering or conducting any line of business in any location at any time.

4.21.  Voting Requirements.
       -------------------

       The affirmative vote of the holders of a majority of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated by this Agreement.

4.22.  State Takeover Statutes.
       -----------------------

       The Board of Directors of the Company has approved the Merger and this Agreement, and such approval is sufficient to render inapplicable to the Merger, this Agreement and the transactions contemplated by this Agreement, the provisions of Section 203 of the DGCL to the extent, if any, such Section is applicable to the Merger, this Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the transactions contemplated by this Agreement.

4.23.  Rights Agreement.
       ----------------

       The Company has taken all necessary actions to ensure that, for the purposes of the Rights Agreement of the Company dated as of November 8, 1995, as amended on the date hereof (the "Rights Agreement"), neither Parent nor Sub will
                                 ----------------
become an "Acquiring Person", the execution, delivery and performance of this Agreement and the Stockholder Agreement do not, and the commencement or consummation of the Offer, the Merger and the other transactions contemplated hereunder and under the Stockholder Agreement (including pursuant to any amendment hereto or thereto) will not, result in the grant of any rights to any person under the Rights Agreement or enable or require any outstanding rights to be exercised, distributed or triggered, and that the Rights (as defined in the Rights Agreement) will expire without any further force or effect as of the Effective Time. Other than Parent and Sub (and their Affiliates), the Company (or its Board of Directors) has not exempted (or taken any other action tantamount to exempting) any person or entity from the potential application of the Rights Agreement.

4.24.  Brokers; Schedule of Fees and Expenses.
       --------------------------------------

       No broker, investment banker, financial advisor or other person, other than Smith Barney, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The fees and expenses incurred and to be incurred in connection with this Agreement and the transactions contemplated by this Agreement (other than printing and mailing costs and expenses), including, without limitation, the fees and expenses of Smith Barney and the fees and expenses of the Company's legal counsel (including any counsel retained by any independent committee of the Board of Directors of the Company or any other counsel retained to represent the interests of the Company or its directors or shareholders), shall not exceed, in the aggregate, the amount set forth in a disclosure letter delivered to the Parent and Subsidiary on the date hereof (the "Disclosure Letter").
                                    -----------------

4.25.  Opinion of Financial Advisor.
       ----------------------------

       The Board of Directors of the Company has received the opinion of Smith Barney dated the date of this Agreement to the effect that, as of such date and based upon and subject to the matters set forth therein, the cash consideration to be received by holders of Shares (other than Parent and its Affiliates) pursuant to the Offer and the Merger is fair from a financial point of view to such holders, a signed copy of which opinion has been delivered to Parent (after receipt thereof by the Company).

4.26.  Certain Additional Regulatory Matters.
       -------------------------------------

          None of the Company, any Affiliate of the Company, or the officers, directors, or employees or agents of any of the Company or any Affiliate, and none of the Persons who provide professional services under agreements with any of the Company or any Affiliate as agents of such entities have engaged in any activities which constitute material violations of, or are cause for imposition of material civil penalties upon the Company or mandatory or permissive exclusion of the Company from Medicare or Medicaid, under (S) (S) 1320a-7, 1320a-7a, 1320a-7b, or 1395nn of Title 42 of the United States Code, the federal Civilian Health and Medical Plan of the Uniformed Services statute ("CHAMPUS"),
                                                                     -------
or the regulations promulgated pursuant to such statutes or regulations or related state or local statutes or which constitute material violations of or deficiencies under the standards of any private accrediting organization from which the Company seeks accreditation, including the following activities unless any violations of law resulting from such activities, individually or in the aggregate, has not had a material adverse effect that has not been cured and reasonably would not be expected to have a material adverse effect:

          (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment;

          (b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment;

          (c) presenting or causing to be presented a claim for reimbursement under CHAMPUS, Medicare, Medicaid or any other State Health Care Program or Federal Health Care Program that is (i) for an item or service that the Person presenting or causing to be presented knows or should know was not provided as claimed, or (ii) for an item or service and the Person presenting knows or should know that the claim is false or fraudulent;

          (d) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (i) in return for referring, or to induce the referral of, an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid, or any other State Health Care Program or any Federal Health Care Program, or (iii) in return for, or to induce, the purchase, lease, or order, or the arranging for or recommending of the purchase, lease, or order, of any good, facility, service, or item for which payment may be made in whole or in part by CHAMPUS, Medicare or Medicaid or any other State Health Care Program or any Federal Health Care Program; or

         (e) knowingly and willfully making or causing to be made or inducing or seeking to induce the making of any false statement or representation (or omitting to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading) of a material fact with respect to (i) the conditions or operations of a facility in order that the facility may qualify for CHAMPUS, Medicare, Medicaid or any other State Health Care Program certification or any Federal Health Care Program certification, or (ii) information required to be provided under (S) 1124(A) of the Social Security Act ("SSA") (42 U.S.C. (S) 1320a-3).
                                               ---

4.27.  Medicare/Medicaid Participation.
       -------------------------------

          Neither the Company nor any existing officers or directors of the Company who (based on advice by Parent to the Company) is expected to be an officer, director, agent (as defined in 42 C.F.R. (S) 1001.1001(a)(2)), or managing employee (as defined in SSA (S) 1126(b) or any regulations promulgated thereunder) of the Company: (1) has had a civil monetary penalty assessed against it under (S) 1128A of the SSA or any regulations promulgated thereunder;
(2) has been excluded from participation under the Medicare program or a state health care program as defined in SSA (S) 1128(h) or any regulations promulgated thereunder ("State Health Care Program") or a federal health care program as defined in SSA (S) 1128B(f) ("Federal Health Care Program"); or (3) has been convicted (as that term is defined in 42 C.F.R. (S) 1001.2) of any of the following categories of offenses as described in SSA (S) 1128(a) and (b)(1),
(2), (3) or any regulations promulgated thereunder:

          (a) criminal offenses relating to the delivery of an item or service under Medicare or any State Health Care Program or any Federal Health Care Program;

          (b) criminal offenses under federal or state law relating to patient neglect or abuse in connection with the delivery of a health care item or service;

          (c) criminal offenses under federal or state law relating to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service or with respect to any act or omission in a program operated by or financed in whole or in part by any federal, state or local governmental agency;

          (d) federal or state laws relating to the interference with or obstruction of any investigation into any criminal offense described in (a) through (c) above; or

          (e) criminal offenses under federal or state law relating to the unlawful manufacture, distribution, prescription or dispensing of a controlled substance.

4.28.  Regulated Customers.
       -------------------

       To the Company's knowledge, each party to each Commitment (other than the Company and its Subsidiaries) and each other person to which the Company or any Subsidiary provides services has all Permits necessary or advisable for the conduct of its business and there are no adverse claims, suits, actions, proceedings or investigations pending or threatened against such person, in each case, relating to such Commitment or services.

                                   ARTICLE V

                REPRESENTATIONS AND WARRANTIES OF PARENT AND SUB

          Parent and Sub each represent and warrant to the Company as follows:

5.1.    Organization.
        ------------

        Each of Parent and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualifications or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) could not be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger. Parent has delivered to the Company complete and correct copies of its certificate of incorporation and bylaws and the certificate of incorporation and by-laws of Sub, in each case as amended to the date hereof.

5.2    Authority.
       ---------

       Parent and Sub have requisite power and authority to execute and deliver this Agreement and the Stockholder Agreement, and to consummate the transactions contemplated by this Agreement and the Stockholder Agreement. The execution, delivery and performance of this Agreement and the Stockholder Agreement, and the consummation of the transactions contemplated by this Agreement and the Stockholder Agreement, have been duly authorized by all necessary action on the part of Parent and Sub and no other proceedings on the part of Parent and Sub are necessary to authorize this Agreement or the Stockholder Agreement or to consummate the transactions contemplated hereby or thereby. No vote of Parent shareholders is required to approve this Agreement or the Stockholder Agreement or the transactions contemplated hereby or thereby. Each of this Agreement and the Stockholder Agreement has been duly executed and delivered by Parent and Sub and constitutes a valid and binding obligation of Parent and Sub enforceable against Parent and Sub in accordance with its terms.

5.3    Consents and Approvals; No Violations.
       -------------------------------------

       Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act (including the filing with the SEC of the Offer Documents), the HSR Act, the DGCL and state takeover laws, neither the execution, delivery or performance of this Agreement or the Stockholder Agreement by Parent and Sub, nor the consummation by Parent and Sub of the transactions contemplated hereby or thereby will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent and Sub, (ii) require any filing with, notice to, or permit, authorization, consent or approval of, any Governmental Entity (except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings would not reasonably be expected to prevent or materially delay the consummation of the Offer and/or the

Merger), (iii) result in a violation or breach of, require any notice to any party pursuant to, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, lease, contract, agreement or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which any of them or any of their properties or assets may be bound or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its subsidiaries or any of their properties or assets, except in the case of clauses (iii) and (iv) for violations, breaches or defaults which could not, individually or in the aggregate, be reasonably expected to prevent or materially delay the consummation of the Offer and/or the Merger.

5.4.   Information Supplied.
       --------------------

       None of the information supplied or to be supplied by Parent or Sub specifically for inclusion or incorporation by reference in (i) the Offer Documents, (ii) the Schedule 14D-9, (iii) the Information Statement or (iv) the Proxy Statement will, in the case of the Offer Documents, the Schedule 14D-9 and the Information Statement, at the respective times the Offer Documents, the
Schedule 14D-9 and the Information Statement are filed with the SEC or first published, sent or given to the Company's stockholders, or, in the case of the Proxy Statement, at the time the Proxy Statement is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Offer Documents will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company specifically for inclusion or incorporation by reference therein.

5.5    Interim Operations of Sub.
       -------------------------

       Sub (and any other wholly owned subsidiary of Parent which may be used to effect the Offer and the Merger pursuant to Section 2.1) was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

5.6    Brokers.
       -------

       No broker, investment banker, financial advisor or other person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent or Sub.

5.7    Financing.
       ---------

       Parent has sufficient funds available, directly or through finance commitments, to purchase, or to cause Sub to purchase, all the Shares pursuant to the Offer and the Merger and to pay all fees and expenses payable by Parent or Sub related to the transactions contemplated by this Agreement.


                                  ARTICLE VI

                                  COVENANTS

6.1    Conduct of Business.
       -------------------

       From the date hereof to the Effective Time, the Company shall, and shall cause each Subsidiary to, carry on its business in the ordinary course consistent with past practice and use reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers, licensors, licensees and others having significant business dealings with it. Without limiting the generality of the foregoing, from the date hereof to the Effective Time, the Company shall not and shall cause each Subsidiary not to (except as expressly permitted by this Agreement):

         (a) (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for Shares of its capital stock, or (iii) purchase, redeem or otherwise acquire any Shares or any capital stock of the Company or any Subsidiary or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

         (b) issue, deliver, sell, pledge or otherwise encumber any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities (other than the issuance of Shares upon the exercise of Company Stock Options or warrants to purchase Shares outstanding on the date hereof in accordance with their present terms);

         (c) amend its Certificate of Incorporation or Bylaws or other comparable charter or organizational documents;

         (d) acquire or agree to acquire (i) by merging or consolidating with, or by purchasing a substantial portion of the assets or stock of, or by any other manner, any business or any person or (ii) except as set forth on Schedule
                                                                        --------
6.1(d), any assets except for the purchase of assets for an amount which does
------
not exceed, individually or in the aggregate, $75,000;

         (e) except as set forth in Schedule 6.1(e), sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets, except sales of inventory or sales of immaterial assets;

         (f) (i) except as set forth in Schedule 6.1(f), incur any indebtedness or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any Subsidiary, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing except for short-term borrowings incurred in the ordinary course of business consistent with past practice, or (ii) make any loans, advances or capital contributions to, or investments in, any other person;

         (g) except for the items listed on Schedule 6.1(g), make or agree to
                                            ---------------
make any capital expenditure or expenditures with respect to property, plant or equipment which, individually, is in excess of $50,000 or, in the aggregate, are in excess of $250,000;

         (h) make any material tax election or settle or compromise any material income tax liability;

         (i) except as set forth in Schedule 6.1(i) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed SEC Documents or incurred thereafter in the ordinary course of business consistent with past practice, or waive any material benefits of, or agree to modify in any material respect, any confidentiality, standstill or similar agreements to which the Company or any Subsidiary is a party;

         (j) except in the ordinary course of business consistent with past practice, modify, amend or terminate any Commitment to which the Company or any Subsidiary is a party, or waive, release or assign any rights or claims;

         (k) enter into any Commitment relating to the distribution, sale or marketing by third parties of the Company's or any Subsidiary's services;

         (l) except as required to comply with applicable law and except as set forth on Schedule 6.1(1), (i) adopt, enter into, terminate or amend any Benefit
         ---------------
Plan or other arrangement for the benefit or welfare of any director, officer or current or former employee, (ii) increase in any manner the compensation or fringe benefits of, or pay any bonus to, any director, officer or employee (except for normal increases or bonuses in the ordinary course of business consistent with past practice), (iii) pay any benefit not provided for under any Benefit Plan, (iv) except as permitted in clause (ii), grant any awards under any bonus, incentive, performance or other compensation plan or arrangement or Benefit Plan (including the grant of stock options, stock appreciation rights, stock based or stock related awards, performance units or restricted stock, or the removal of existing restrictions in any Benefit Plans or agreement or awards made thereunder) or (v) take any action other than in the ordinary course of business to fund or in any other way secure the payment of compensation or benefits under any employee plan, agreement, contract or arrangement or Benefit Plan; or

         (m) authorize any of, or commit or agree to take any of, the foregoing actions.

6.2.   No Solicitation.
       ---------------

         (a) The Company shall, shall cause each Subsidiary to and shall direct and use reasonable efforts to cause its and its Subsidiaries' officers, directors, employees, representatives and agents to, immediately cease any discussions or negotiations with any parties other than Parent and Sub that may be ongoing with respect to an Alternative Transaction (as hereinafter defined). The Company shall not, shall cause each Subsidiary not to and shall not authorize or permit any of its or its Subsidiaries' officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to, directly or indirectly, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action to facilitate, any inquiries or the making of any proposal that may lead to an Alternative Transaction or (ii) participate in any discussions or negotiations regarding any proposed Alternative Transaction; provided, however,
                                                             --------  -------
that if, at any time prior to the acceptance for payment of shares pursuant to and subject to the conditions (including the Minimum Condition) of the Offer, the Board of Directors of the Company determines in good faith, based on advice from outside counsel, that action is required by reason of the Board of Directors' fiduciary duties to the Company's stockholders under applicable law, the Company may (subject to compliance with Section 6.2(c)), in response to an unsolicited Third Party Proposal (as defined herein), (A) furnish information with respect to the Company to the person making such Third Party Proposal pursuant to a confidentiality agreement that is at least as protective of the Company's interests as is the Confidentiality Agreement (as defined in Section 7.2) and (B) participate in negotiations regarding such an Alternative Transaction. Without limiting the foregoing, it is understood that any violation of the restrictions set forth in the preceding sentence by any director, officer or employee of the Company or any Subsidiary or any investment banker, financial advisor, attorney, accountant or other representative of the Company, acting on behalf of the Company, shall be deemed to be a breach of this
Section 6.2(a) by the Company.  For purposes of this Agreement, a "Third Party
                                                                   -----------
Proposal" means a bona fide proposal from a third party, which proposal did not
--------
result from a breach of this Section 6.2(a) and which third party the Board of Directors of the Company determines in good faith and upon the advice of a financial advisor of nationally recognized reputation has the capacity and is reasonably likely to consummate a Superior Proposal (as defined in Section 9.1(d)). For purposes of this Agreement, an "Alternative Transaction" means any
                                              -----------------------
direct or indirect acquisition or purchase of assets of the Company or any Subsidiary outside the ordinary course of business or any outstanding equity securities of the Company or any Subsidiary, any tender offer or exchange offer that if consummated would result in any person beneficially owning equity securities of the Company or any merger, consolidation, business combination, sale of substantially all the assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any Subsidiary, other than the transactions contemplated by this Agreement and other than the acquisition of Shares pursuant to the exercise of Company Stock Options or Warrants which are issued and outstanding as of the date hereof.

         (b) Neither the Board of Directors of the Company nor any Committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, the approval or recommendation by such Board of Directors or such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend, or propose to approve or recommend, any Alternative Transaction or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other agreement (an "Acquisition Agreement") with respect to an
                                  ---------------------
Alternative Transaction unless the Board of Directors of the Company shall have previously terminated this Agreement pursuant to Section 9.1(d).

         (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 6.2, the Company shall immediately advise Parent orally and in writing of any request for information or of any proposal or any inquiry regarding any Alternative Transaction, the material terms and conditions of such request, proposal or inquiry and the identity of the person making such request, proposal or inquiry. The Company will, to the extent reasonably practicable and not in violation of the Board of Director's fiduciary duties under applicable law, following receipt of written advice of outside counsel, keep Parent fully informed of the status and details (including amendments or proposed amendments) of any such request, proposal or inquiry.

         (d) Nothing contained in this Section 6.2 shall prohibit the Company from at any time taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's stockholders, in each case with respect to any Third Party Proposal, if (i) in the good faith judgment of the Board of Directors of the Company, following receipt of written advice from outside counsel, such disclosure is required by reason of the Board of Directors' fiduciary duties to the Company's stockholders under applicable law and (ii) the Company shall have provided Parent and Sub with as much advance notice of its position and proposed disclosure as is possible under the circumstances; provided, however, that neither the Company nor its Board of Directors nor any
--------  -------
committee thereof shall, except as permitted by Section 6.2(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer, the Merger or this Agreement or approve or recommend, or propose to approve or recommend, an Alternative Transaction.

6.3    Certain Tax Matters.
       -------------------

         (a) From the date hereof until the Effective Time, (i) the Company and each Subsidiary will file all tax returns and reports ("Post-Signing Returns")
                                                        --------------------
required to be filed; (ii) the Company and each Subsidiary will timely pay all taxes shown as due and payable on the Company's Post-Signing Returns that are so filed; (iii) the Company and each Subsidiary will make provision for all taxes payable by the Company for which no Post-Signing Return is due prior to the Effective Time; and (iv) the Company will promptly notify Parent of any action, suit, proceeding, claim or audit pending against or with respect to the Company and each Subsidiary in respect of any tax where there is a reasonable possibility of a determination or decision which would reasonably be expected to have a significant adverse effect on the Company's or any Subsidiary's tax liabilities or tax attributes.

         (b) The Company shall use its best efforts to obtain from all its employees who exercised a Company Stock Option or Warrant for which the proper amount of payroll or employment taxes were not withheld by the Company upon the exercise of such Option or Warrant, a properly executed IRS Form 4669 from each such employee, in which such employee certifies that such employee has paid in full all taxes applicable to the compensation income attributable to such exercise.

6.4    Other Actions.
       -------------

       The Company shall not, and shall cause each Subsidiary not to, take or omit to take any action, the taking or omission of which would reasonably be expected to result in (a) any of the representations and warranties of the Company set forth in this Agreement becoming untrue or inaccurate or (b) any of the Offer Conditions not being satisfied (subject to the Company's right to take actions specifically permitted by Section 6.2 or 9.1).

6.5    Advice of Changes; Filings.
       --------------------------

       The Company shall confer with Parent on a regular and frequent basis as reasonably requested by Parent, report on operational matters and promptly advise Parent orally and, if requested by Parent, in writing of any material change with respect to the Company or any Subsidiary. The Company shall promptly provide to Parent (or its counsel) copies of all filings made by the Company or any Subsidiary with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

6.6    Financial Information.
       ---------------------

       The Company shall furnish to Parent the following financial information (all to be prepared in accordance with generally accepted accounting principles consistently applied):

         (a) as soon as available but in any event within 20 days of each calendar month, the unaudited consolidated balance sheets, income statements and cash flow statements of the Company, showing its financial condition as of the close of such month and the results of operations during such month and for the then elapsed portion of the Company's fiscal year, in each case, setting forth the comparative figures for the corresponding month in the prior fiscal year and the corresponding elapsed portion of the prior fiscal year; and

         (b) all documents filed with or submitted to the SEC by the Company simultaneously with such filing or submission.

6.7    Option Plan.
       -----------

       As soon as practicable, but in no event more than 15 days after the Effective Time, Parent shall adopt an employee option plan (the "Plan")
                                                                 ----
consistent with the terms sheet set forth on Schedule 6.7, and containing such
                                             ------------
other standard and customary terms and conditions. Parent shall grant options, pursuant to the terms of the Plan and related option agreements containing standard and customary terms, to the persons named on such schedule for the purchase of the amount of common stock of Parent set forth opposite each person's name on such schedule. Options available under the Plan but not granted pursuant to Schedule 6.7 shall be available to be granted after the
                    ------------
Effective Time at the discretion of the Board of Directors of Parent in consultation with the Chief Executive Officer and Chief Operating Officer of the Surviving Corporation.

                                  ARTICLE VII

                             ADDITIONAL AGREEMENTS

7.1    Stockholder Approval; Preparation of Proxy Statement.
       ----------------------------------------------------

         (a) If the Company Stockholder Approval is required by law, the Company will, as soon as practicable following the acceptance for payment of, and payment for, Shares by Sub pursuant to and subject to the conditions (including the Minimum Condition) of the Offer, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") for
                                                     --------------------
the purpose of obtaining the Company Stockholder Approval. The Company will, through its Board of Directors, and subject to such board's fiduciary duties under applicable law following receipt of written advice of counsel, recommend to its stockholders that the Company Stockholder Approval be given. Notwithstanding the foregoing, if Sub or any other subsidiary of Parent shall acquire at least 90% of the outstanding Shares, the parties shall, at the request of Parent, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the expiration of the Offer without a Stockholders Meeting in accordance with Section 253 of the DGCL.

         (b) If the Company Stockholder Approval is required by law, the Company will, at Parent's request, as soon as practicable following the expiration of the Offer, prepare and file a preliminary Proxy Statement with the SEC and will use its best efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after responding to all such comments to the satisfaction of the staff. The Company will notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and will supply Parent with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger. If at any time prior to the Stockholders Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will promptly prepare and mail to its stockholders such an amendment or supplement. The Company will not mail any Proxy Statement, or any amendment or supplement thereto, to which Parent reasonably objects, unless required by law, rule, regulation or the SEC staff, in the opinion of outside counsel; provided, that Parent shall identify its objections and fully cooperate
         --------
with the Company to create a mutually satisfactory Proxy Statement. In connection with such preliminary proxy statement, Proxy Statement and any amendment or supplement thereto, Parent and Sub should promptly provide all information reasonably requested by the Company.

         (c) Parent agrees to cause all Shares purchased pursuant to the Offer and all other Shares owned by Parent or any subsidiary of Parent to be voted in favor of the Company Stockholder Approval.

7.2    Access to Information; Confidentiality.
       --------------------------------------

       The Company and its Subsidiaries shall afford to Parent, and to Parent's officers, employees, accountants, counsel, financial advisers and other representatives, reasonable access during normal business hours from the date hereof to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, the Company shall furnish promptly to Parent (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. Except as required by law, Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisers and other representatives and Affiliates to hold, any and all information received from the Company, directly or indirectly, in confidence, according to the terms of the confidentiality agreement dated as of April 2, 1997, between the Company and an affiliate of Parent (the "Confidentiality Agreement").
                                 -------------------------

7.3    Reasonable Efforts; Notification.
       --------------------------------

         (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Offer and the Merger, and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of any of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement, and (v) reasonably cooperating with all potential sources of financing to Parent in connection with the Offer, the Merger, and the other transactions contemplated by this Agreement, and the taking of all reasonable steps as may be necessary or advisable to consummate one or more lending transactions with such potential sources of financing. In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Offer, the Merger, this Agreement, the Stockholder Agreement or any of the other transactions contemplated by this Agreement or the Stockholder Agreement and
(ii) if any state takeover statute or similar statute or regulation becomes applicable to the Offer, the Merger, this Agreement, the Stockholder Agreement or any other transaction contemplated by this Agreement or the Stockholder Agreement, take all action reasonably necessary to ensure that the Offer, the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Offer, the Merger, this Agreement, the Stockholder Agreement and the other transactions contemplated by this Agreement or the Stockholder Agreement. Nothing in this Agreement shall be deemed to require Parent to dispose of or hold separate any asset or collection of assets.

         (b) The Company shall give prompt notice to Parent of, to the knowledge of the Company (i) any representation or warranty made by it contained in this Agreement becoming untrue or inaccurate or (ii) the failure by it or any Subsidiary to comply with or satisfy any covenant, condition or agreement to be compiled with or satisfied by it or any Subsidiary under this Agreement; provided, however, that no such notification shall affect the representations,
--------  -------
warranties, covenants or agreement of the parties or the conditions to the obligations of the parties under this Agreement.

7.4    Stock Option Plans and Warrants.
       -------------------------------

         (a) As soon as practicable following the date hereof but in no event later than the consummation of the Offer, the Company (or, if appropriate, the Board of Directors of the Company or any committee administering the Stock Option Plans (as defined below)) shall (including by adopting resolutions or taking any other actions) take action so as to allow each outstanding option to purchase Shares (a "Company Stock Option") heretofore granted under any stock
                    --------------------
option, stock appreciation rights or stock purchase plan, program or arrangement of the Company (collectively, the "Stock Option Plans") and each outstanding
                                   ------------------
warrant or other right to purchase Shares (a "Warrant") in each case outstanding
                                              -------
immediately prior to the date hereof (except the Director Warrants), whether or not then exercisable, either (i) shall be canceled immediately after consummation of the Offer in exchange for an amount in cash, payable at the time of such cancellation, equal to the product of (x) the number of Shares subject to such Company Stock Option or Warrant immediately prior to the Effective Time and (y) the excess of the price per Share to be paid in the Offer over the per Share exercise price of such Company Stock Option or Warrant (the "Net Amount")
                                                                   ----------
or (ii) shall be converted immediately prior to the Effective Time into the right solely to receive the Net Amount; provided, that no such cash payment has
                                        --------
been made. The Company shall not make, or agree to make, any payment of any kind to any holder of a Company Stock Option or a Warrant (except for the payment described above) without the consent of Parent (which consent will not be unreasonably withheld).

         (b) All Stock Option Plans shall be terminated as of the Effective Time and the provisions in any other Benefit Plan providing for the issuance, transfer or grant of any capital stock of the Company or any interest in respect of any capital stock of the Company shall be terminated as of the Effective Time. The Company shall ensure that following the Effective Time, no holder of a Company Stock Option or Warrant or any participant in any Stock Option Plan (other than those holders who are parties to an agreement to exchange or roll their equity interest in the Company for or into equity of Parent or the Surviving Corporation) shall have any right thereunder to acquire any capital stock of the Company, Parent or the Surviving Corporation.

         (c) The Surviving Corporation shall continue to be obligated to pay the Net Amount to holders of any Company Stock Options or Warrants converted in accordance with clause (y) of Section 7.4(a).

         (d) The Company shall pay its portion and withhold and deposit the proper amount of all Federal and state payroll and employment taxes required to be paid and withheld from the Net Amount.

7.5    Indemnification, Exculpation.
       ----------------------------

         (a) All rights to indemnification and exculpation (including the advancement of expenses) from liabilities for acts or omissions occurring at or prior to the Effective Time (including with respect to the transactions contemplated by this Agreement) existing as of the date hereof in favor of the current or former directors or officers of the Company as provided in its Certificate of Incorporation, its By-laws and the indemnification agreements set forth in Schedule 7.5 shall be assumed by the Surviving Corporation in the
         ------------
Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect without amendment, modification or repeal in accordance with their terms for a period of not less than six years after the Effective Time; provided however, that if any claims
                                         -------- -------
are asserted or made within such period, all rights to indemnification (and to advancement of expenses) hereunder in respect of any such claims shall continue, without diminution, until disposition of any and all such claims.

         (b) The Parent shall cause the Company to use commercially reasonable efforts to maintain the Company's existing directors and officers liability insurance (the "D & O Insurance") covering persons who are currently covered by the Company's D & O Insurance for a period of six (6) years after the Effective Time on terms no less favorable than those in effect on the date hereof; provided, however, that the Parent may substitute therefor policies providing at
-----------------
least comparable coverage containing terms and conditions no less favorable than those in effect on the date hereof.

         (c) The provisions of this Section 7.5 are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives.

7.6    Directors.
       ---------

       Promptly upon the acceptance for payment of, and payment for, any Shares by Sub pursuant to and subject to the conditions (including the Minimum Condition) of the Offer, Sub shall be entitled to designate such number of directors on the Board of Directors of the Company as will give Sub, subject to compliance with Section 14(f) of the Exchange Act, a majority of such directors, and the Company shall, at such time, cause Sub's designees to be so elected by its existing Board of Directors. Subject to applicable law, the Company shall take all action requested by Parent necessary to effect any such election, including mailing to its stockholders the Information Statement containing the information required by Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder, and the Company agrees to make such mailing with the mailing of the Schedule 14D-9 (provided that Parent and Sub shall have provided to the

Company on a timely basis in writing all information required to be included in the Information Statement and Schedule 14D-9 with respect to Sub's designees). In connection with the foregoing, the Company will promptly, at the option of Parent, either increase the size of the Company's Board of Directors and/or obtain the resignation of such number of its current directors as is necessary to enable Sub's designees to be elected or appointed to, and to constitute a majority of, the Company's Board of Directors as provided above.

7.7    Fees and Expenses.
       -----------------

         (a)  Except as otherwise provided herein and as provided below in this
Section 7.7, all fees and expenses incurred in connection with the Offer, the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Offer or the Merger is consummated, except that printing and mailing costs and expenses shall be shared equally by Parent and the Company.

         (b) In the event that this Agreement is terminated (i) by Parent or Sub pursuant to Section 9.1(c), (ii) by Parent pursuant to and in accordance with Section 9.1(b)(i) in connection with any breach by the Company of any covenant or agreement (including, without limitation, the covenants set forth in
Section 6.2(b)) or any representation or warranty made by the Company in this Agreement or (iii) pursuant to Section 9.1(d), the Company shall promptly pay to Parent in immediately available funds the Termination Fee (as defined herein) plus all Expenses (as defined herein). Notwithstanding the above (but subject to the payment of the Termination Fee pursuant to the consummation of an Alternative Transaction or the execution of an Acquisition Agreement as set forth below), no Termination Fee shall be payable if any termination by Parent or Sub is solely (A) pursuant to Section 9.1(b)(i) that is caused solely by a breach of one or more representations and warranties of the Company that is or are true and correct as of the date hereof but that becomes untrue hereafter other than any such breach after the date hereof that results from or arises out of any act or failure to act by the Company, its Subsidiaries or any of their respective officers, directors, employees or agents, (B) pursuant to Section 9.1(b)(ii), or (C) pursuant to the failure of the conditions set forth in either paragraph (c) or paragraph (h) of Exhibit A to be satisfied other than any such failure which results from or arises out of any act or failure to act by the Company, its Subsidiaries or any of their respective officers, directors, employees or agents. The "Termination Fee" shall be equal to 4% of the sum of
                          ---------------
(A) the outstanding consolidated indebtedness of the Company and its Subsidiaries at the time of termination, determined in accordance with generally accepted accounting principles consistently applied, plus (B) the product of
(i) the total number of shares outstanding at the time of such termination on a fully diluted basis and (ii) the Offer Price. If this Agreement shall be terminated for any reason (other than as set forth in clauses (i), (ii) or (iii) of this Section 7.7(b) for pursuant to Section 9.1(e)), including a termination pursuant to which no Termination Fee is paid pursuant to this Section 7.7(b), then the Company shall pay all Expenses to Parent in immediately funds on the date of such termination, and if, prior to the one year anniversary of such termination, either an Alternative Transaction shall be consummated or the Company shall enter into an Acquisition Agreement providing for an Alternative Transaction, then the Company shall pay to Parent in immediately available funds the Termination Fee, such payment to be made on the earlier of the date of consummation of such Alternative Transaction or the one year anniversary of the date of the termination of this Agreement. The Company acknowledges that the agreements contained in this Section 7.7(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Parent would not enter into this Agreement. Accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 7.7(b), and, in order to obtain such payment, Parent commences a suit which results in a judgment against the Company for the fee set forth in this Section 7.7(b), the Company shall pay to Parent all costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of the Bankers Trust Company in effect on the date such payment was required to be made. If such a suit results in a judgment against Parent and/or Sub, Parent shall pay to the Company all costs and expenses (including attorney's fees and expenses) in connection with such suit. "Expenses" shall
                                                             --------
mean all out-of-pocket expenses incurred by Parent and Sub in connection with this Agreement, the Stockholder Agreement and the transactions contemplated hereby and thereby, including fees and expenses of its printer, consultants, attorneys, accountants, and other advisors, not to exceed $1,750,000.

7.8    Public Announcements.
       --------------------

       Parent and Sub, on the one hand, and the Company, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review and comment upon, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

7.9    Stop Transfer.
       -------------

       The Company shall not register the transfer of any certificate representing any Subject Shares (as defined in the Stockholder Agreement), unless such transfer is made to Parent or Sub or otherwise in compliance with the Stockholder Agreement. The Company will inscribe upon any certificates representing Subject Shares tendered by a Stockholder (as defined in the Stockholder Agreement) for such purpose the following legend:

       "THE SHARES OF COMMON STOCK, $.01 PAR VALUE OF SMT HEALTH SERVICES INC. REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDERS AGREEMENT DATED AS OF JUNE 24, 1997, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, EXCEPT IN ACCORDANCE THEREWITH. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF SMT HEALTH SERVICES INC."

                                 ARTICLE VIII

                                  CONDITIONS

8.1.   Conditions to Each Party's Obligation To Effect the Merger.
       ----------------------------------------------------------

       The respective obligation of each party to effect the Merger shall be subject to the prior satisfaction or waiver the following conditions:

        (a)  Company Stockholder Approval.  If required by applicable law, the
             ----------------------------
Company Stockholder Approval shall have been obtained; provided that Parent and Sub shall vote all their Shares in favor of the Merger.

        (b)  No Injunctions or Restraints.  No statute, rule, regulation,
             ----------------------------
executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect; provided, however, that each of
                                               --------  -------
the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

        (c)  Purchase of Shares.  Sub shall have previously accepted for payment
             ------------------
and paid for Shares pursuant to and subject to the conditions (including the Minimum Condition) of the Offer.

        (d)  HSR Act.  Any waiting period (and any extension thereof) applicable
             -------
to the consummation of the Merger under the HSR Act shall have expired or been terminated.


                                  ARTICLE IX

                           TERMINATION AND AMENDMENT

9.1.   Termination.
       -----------

       This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the terms of this Agreement by the stockholders of the Company as follows:

        (a)  By mutual written consent of Parent and the Company.

        (b)  By either Parent or the Company:

                (i) if (x) as a result of the failure of any of the Offer Conditions the Offer shall have terminated or expired in accordance with its terms without Sub having accepted for payment Shares pursuant to and subject to the conditions (including the

     Minimum Condition) of the Offer or (y) Sub shall not have accepted for payment Shares pursuant to the Offer prior to September 30, 1997; provided,
                                                                       --------
     however, that if as of such date any of the conditions set forth in either
     -------
     paragraph (a) or paragraph (b) of Exhibit A are not satisfied, Parent and Sub may in their sole discretion extend such date until December 31, 1997; and provided, further, that the right to terminate this Agreement pursuant
         --------  -------
     to this Section 9.1(b) (i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of any such condition or if the failure of such condition results from facts or circumstances that constitute a breach of any representation or warranty under this Agreement by such party; or

                (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action permanently enjoining, restraining or otherwise prohibiting the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree or ruling or other action shall have become final and nonappealable.

        (c) By Parent or Sub prior to Sub's obligation to accept Shares for payment pursuant to the Offer in the event of a breach by the Company of any representation, warranty, covenant or other agreement contained in this Agreement which would or reasonably would be expected to give rise to the failure of a condition set forth in Exhibit A.

        (d) By either Parent or the Company if, prior to the obligation of Sub to accept Shares for payment pursuant to the Offer, (i) the Board of Directors of the Company determines that a Third Party Proposal for an Alternative Transaction constitutes a Superior Proposal (as defined below), (ii) the Company promptly notifies Parent of its determination in writing (unless, following receipt of written advice of outside counsel, the Board of Directors' fiduciary duties under applicable law would be violated thereby), which writing shall set forth the terms and conditions of the Third Party Proposal and the identity of the person making the Third Party Proposal, (iii) ten days have elapsed following receipt by Parent of such written notice, (iv) during such ten day period the Company cooperates with Parent with the intent of enabling, but not obligating, Parent to agree to a modification of the terms and conditions of this Agreement so that the transactions contemplated hereby may be effected, and
(v) at the end of such ten day period, the Board of Directors of the Company continues to believe that such Third Party Proposal constitutes a Superior Proposal and the Company pays to Parent the amount specified under Section 7.7(b) pursuant to the terms thereof; provided that in the event the
                                      --------
determination of the Board of Directors of the Company that such Third Party Proposal constitutes a Superior Proposal is made less than ten days prior to the scheduled expiration of the Offer, Parent and Sub will (in their sole discretion) either (x) reduce the period described in clause (iii) hereof or (y) extend the Offer, in either case such that the period described in clause (iii) hereof will end prior to the expiration of the Offer. For purposes of this Agreement, a "Superior Proposal" means any Third Party Proposal to acquire,
              -----------------
directly or indirectly all of the Shares or all or substantially all of the assets of the Company; provided that (i) the Board of Directors of the Company
                       --------
determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) that such Third Party Proposal is on terms that are more favorable to the Company's stockholders than the Offer and the Merger (taking into account all relevant factors, including the amount and form of consideration to be received in respect of the Shares, the relative value of any non-cash consideration, and the timing and certainty of closing), (ii) the Board of Directors of the Company determines in its good faith judgment (based on the written advice of outside counsel) that the failure to recommend or accept such Third Party Proposal would violate the fiduciary duties of the Board of Directors of the Company under applicable law, and (iii) if required, the financing necessary to consummate a transaction pursuant to such Third Party Proposal is then committed.

        (e) By the Company, if Sub or Parent shall have (i) failed to commence the Offer within five business days of the date hereof, (ii) failed to pay for Shares pursuant to the Offer to the extent required by Section 1.1(a) hereof or
(iii) breached in any material respect any of their respective representations, warranties, other covenants or other agreements contained in this Agreement, which breach or failure to perform in respect of clause (iii) is incapable of being cured or has not been cured within 30 days after the giving of written notice to Parent or Sub, as applicable, except, in any case under clause (iii), such breaches and failures which would not prevent the consummation of the Offer or the Merger subject to the terms and conditions of this Agreement.

9.2.   Effect of Termination.
       ---------------------

       In the event of a termination of this Agreement by either the Company or Parent as provided in Section 9.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Parent, Sub or the Company or their respective officers or directors, except with respect to the last sentence of Section 1.2(c), Section 5.6, the last sentence of Section 7.2,
Section 7.7, Section 9.1, this Section 9.2 and Article X; provided, however,
                                                          --------  -------
that nothing herein shall relieve any party for liability for any breach hereof.

9.3.   Amendment.
       ---------

       This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after obtaining the Company Stockholder Approval (if required by law), but, after any such approval, no amendment shall be made which by law requires further approval by such shareholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.4.   Extension; Waiver.
       -----------------

       At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (iii) subject to Section 9.3, waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights.

9.5.   Procedure for Termination, Amendment, Extension or Waiver.
       ---------------------------------------------------------

       A termination of this Agreement pursuant to Section 9.1, an amendment of this Agreement pursuant to Section 9.3 or an extension or waiver pursuant to
Section 9.4 shall, in order to be effective, require in the case of Parent, Sub or the Company, action by its Board of Directors or the duly authorized designee of its Board of Directors; provided, however, that in the event that Sub's
                           --------  -------
designees are appointed or elected to the Board of Directors of the Company as provided in Section 7.6, after the acceptance for payment and payment of Shares pursuant to and subject to the Conditions (including the Minimum Condition) of the Offer and prior to the Effective Time, the affirmative vote of a majority of the directors of the Company that were not designated by Parent or Sub shall be required by the Company to (i) amend or terminate this Agreement by the Company,
(ii) exercise or waive any of the Company's rights or remedies under this Agreement, (iii) extend the time for performance of Parent's and Sub's respective obligations under this Agreement or (iv) take any action to amend or otherwise modify the Company's Certificate of Incorporation or By-laws.


                                   ARTICLE X

                                 MISCELLANEOUS

10.1.  Nonsurvival of Representations, Warranties and Agreements.
       ---------------------------------------------------------

       None of the representations, warranties or covenants (subject to the succeeding sentence) in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This Section 10.1 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time of the Merger.

10.2.  Notices.
       -------

       All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed), sent by overnight courier (providing proof of delivery) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

       if to Parent or Sub, to

          Three Rivers Holding Corp.
          c/o Apollo Management, L.P.
          1301 Avenue of the Americas, 38th Floor
          New York, New York 10019

          Attention:  Mr. Josh Harris
          Telecopy No.: (212) 261-4102

     with a copy to:

          O'Sullivan Graev & Karabell, LLP
          30 Rockefeller Plaza, 41st Floor
          New York, NY 10112
          Attention: John J. Suydam, Esq.
          Telecopy No.: (212) 408-2420

     and

     if to the Company, to

          SMT Health Services Inc.
          10521 Perry Highway
          Wexford, PA  15090
          Attention:  Mr. Jeff D. Bergman, President
          Telecopy No.: (412) 933-3311

     with a copy to:

          Buchanan Ingersoll Professional Corporation
          One Oxford Centre
          301 Grant Street
          Pittsburgh, PA 15219-1410
          Attention: Ronald Basso, Esq.
          Telecopy No.: (412) 562-1041

10.3.  Interpretation.
       --------------

       When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Unless the context otherwise requires, words importing the singular shall include the plural, and vice versa. Whenever the words "include", "includes" or "including" are used in this
                    -------    --------      ---------
Agreement, they shall be deemed to be followed by the words "without
                                                             -------
limitation".  The phrase "made available" in this Agreement shall mean that the
----------                --------------
information referred to has been made available if requested by the party to whom such information is to be made available. As used in this Agreement, the term "subsidiary" of any person means another person, an amount of the voting
      ----------
securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person. As used in this Agreement, "material adverse effect" means, when used in respect
                            -----------------------
of the Company, any effect or condition that, individually or in the aggregate with any other effect or condition, is materially adverse to the assets, properties, business, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole. As used in this Agreement, "material adverse change" means, when used
                                     -----------------------
in respect of the Company, any change or event that, individually or in the aggregate with any other change or event, is materially adverse to the assets, properties, business, financial condition, results of operations or prospects of the Company and its Subsidiaries, taken as a whole. As used in this Agreement, the phrase "knowledge" with respect to the Company, means to the actual
            ---------
knowledge of the Company, its Subsidiaries, and each of their respective directors and officers, after due inquiry. As used in this Agreement, the term "person" shall be interpreted broadly and shall include any person, individual,
 ------
corporation, limited partnership, limited liability company, trust, association or other entity or business organization of any kind or division thereof.

10.4.  Counterparts.
       ------------

       This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

10.5.  Entire Agreement; Third Party Beneficiaries.
       -------------------------------------------

       This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in
Section 7.5 are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

10.6.  Governing Law.
       -------------

       This Agreement shall be governed and construed in accordance with the laws of the State of Delaware.

10.7.  Publicity.
       ---------

       Except as otherwise required by law or the rules of the Nasdaq National Market, for so long as this Agreement is in effect, neither the Company nor Parent shall, or shall permit any of its subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

10.8.  Assignment.
       ----------

       Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, which consent will not be unreasonably withheld. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

10.9.  Enforcement.
       -----------

       The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of Delaware or in a Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit such party to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than a Federal court sitting in the state of Delaware or a Delaware state court and (iv) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any of the transactions contemplated hereby.

          IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                THREE RIVERS HOLDING CORP.


                                By: /s/ JOSHUA HARRIS
                                   --------------------------------
                                   Name: Joshua Harris
                                   Title:


                                THREE RIVERS ACQUISITION CORP.


                                By: /s/ JOSHUA HARRIS
                                   --------------------------------
                                   Name: Joshua Harris
                                   Title:


                                SMT HEALTH SERVICES INC.


                                By: /s/ JEFF D. BERGMAN
                                   --------------------------------
                                   Name: Jeff D. Bergman
                                   Title: CHAIRMAN, PRESIDENT & CEO

                                                                       EXHIBIT A

                            Conditions of the Offer
                            -----------------------

          Notwithstanding any other term of the Offer, Sub shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to Sub's obligation to pay for or return tendered Shares after the termination or withdrawal of the Offer), to pay for any Shares tendered pursuant to the Offer unless (i) there shall have been validly tendered and not withdrawn prior to the expiration of the Offer (x) such number of Shares that together with Shares subject to the Stockholder Agreement that shall not have been tendered would constitute a majority of the Shares (for purposes of this clause (x) only, "Shares" shall be deemed to refer only to Shares outstanding on the date hereof)
 ------
and (y) such number of Shares that together with Shares subject to the Stockholder Agreement that shall not have been tendered would constitute a majority of the fully diluted Shares as of the date of determination (determined on a fully diluted basis for all outstanding stock options and any other rights to acquire Shares) (the conditions in (x) and (y) collectively, the "Minimum
                                                                     -------
Condition") and (ii) any waiting period under the HSR Act applicable to the
---------
purchase of Shares pursuant to the Offer shall have expired or been terminated. Furthermore, notwithstanding any other term of the Offer, Sub shall not be required to accept for payment or, subject as aforesaid, to pay for any Shares not theretofore accepted for payment or paid for, and may terminate the Offer if, at any time on or after the date hereof and before the acceptance of such Shares for payment or the payment therefor, any of the following conditions exists (other than as a result of any action or inaction of Parent or any of its subsidiaries that constitutes a breach of this Agreement):

          (a) there shall be instituted or pending by any person or Governmental Entity any suit, action or proceeding (i) challenging the acquisition by Parent or Sub of any Shares under the Offer or pursuant to the Stockholder Agreement, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement or the Stockholder Agreement (including the voting provision thereunder), or seeking to obtain from the Company, Parent or Sub any damages in connection with the aforesaid transactions that are material in relation to the Company, (ii) seeking to prohibit or materially limit the ownership or operation by the Company, Parent or any of their respective subsidiaries of a material portion of the business or assets of the Company or its Subsidiaries, or Parent and its subsidiaries taken as a whole, or to compel the Company or Parent to dispose of or hold separate any material portion of the business or assets of the Company, or Parent and its subsidiaries, taken as a whole, as a result of the Offer or any of the other transactions contemplated by this Agreement or the Stockholder Agreement, (iii) seeking to impose material limitations on the ability of Parent or Sub to acquire or hold, or exercise full rights of ownership of, any Shares to be accepted for payment pursuant to the Offer or purchased under the Stockholder Agreement including, without limitation, the right to vote such Shares on all matters properly presented to the stockholders of the Company, (iv) seeking to prohibit Parent or any of its subsidiaries from effectively controlling in any material respect any material portion of the assets, properties, business or operations of the Company or its Subsidiaries or (v) which otherwise is reasonably likely to have a material adverse effect;

          (b) there shall be any statute, rule, regulation, judgment, order, injunction or other restraint enacted, entered, enforced, promulgated or deemed applicable to the Offer or the Merger, or any other action shall be taken by any Governmental Entity or court, other than the application to the Offer or the Merger of applicable waiting periods under the HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (v) of paragraph (a) above; provided, however, that each
                                                   --------  -------
of Parent and Sub shall have used reasonable efforts to prevent the entry of any such injunction or other court order and to appeal as promptly as possible any injunction or other court order that may be entered;

          (c)  there shall have occurred any material adverse change;

          (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or the NASDAQ, (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation by federal or state authorities on the extension of credit by lending institutions, or a disruption of or material adverse change in either the syndication market for credit facilities or the financial, banking or capital markets, (iii) a commencement of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or (iv) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof; or

          (e) any of the representations and warranties of the Company set forth in this Agreement (without giving effect to any materiality or similar qualifications contained therein), shall not be true and correct in all material respects at the date hereof and at the scheduled or extended expiration of the Offer, except for changes specifically permitted by the Agreement;

          (f) the Company shall have failed to perform in any material respect any obligation or to comply in any material respect with any agreement or covenant of the Company to be performed or complied with by it under this Agreement; or

          (g) this Agreement shall have been terminated in accordance with its terms;

          (h) all leases, promissory notes, and other loan or financing documentation to which the Company or any Subsidiary is a party or by which the assets or properties of either the Company or any Subsidiary are bound (including those in respect of the MRI Units owned, leased or on order by the Company or any Subsidiary) shall have been amended or restated, as necessary, so that (a) all MRI Units leased by the Company and/or any Subsidiary may be purchased by the applicable lessee at any time, and the leases thereunder and all lending or other financing arrangements to which the Company or any Subsidiary is a party pertaining to the MRI Units owned, leased or on order by the Company or any Subsidiary may be terminated at any time (other than leases or lending or other financing arrangements with respect to such MRI Units that have an aggregate principal amount outstanding of less than $6 million), in each case without any payment made or liability or obligation incurred by or on behalf of the Company or any Subsidiary, other than payments made or liabilities or obligations incurred prior to the Effective Time which, in the aggregate, do not exceed an amount reasonably acceptable to Parent and the Company and (b) none of the Merger, the Offer or any of the transactions contemplated hereby shall constitute a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, accelaration or cancellation or right of non-renewal or give rise to the loss of a material benefit) thereunder; which, in the judgment of Sub in any such case, and regardless of the circumstances (including any action or omission by Sub not inconsistent with the terms of this Agreement) giving rise to any such condition, makes it inadvisable to proceed with such acceptance for payment or payments.

       The foregoing conditions in paragraphs (a) through (h) are for the sole benefit of Sub and Parent and may, subject to the terms of this Agreement, be waived by Sub and Parent in whole or in part at any time and from time to time in their sole discretion. The failure by Parent or Sub at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right, the waiver of any such right with respect to particular facts and circumstances shall not be deemed a waiver with respect to any other facts and circumstances and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time.

                                  SCHEDULES TO

                          AGREEMENT AND PLAN OF MERGER

                                  INTRODUCTION

          Reference is made to the Agreement and Plan of Merger, dated as of June 24, 1997, among Three Rivers Holding Corp., a Delaware corporation, Three Rivers Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Three Rivers Holding Corp., and SMT Health Services Inc., a Delaware corporation (the "Agreement"). Capitalized terms used in the schedules and not
                  ---------
otherwise defined shall have the respective meanings ascribed to such terms in the Agreement. The inclusion of any matter on any schedule shall not be deemed an admission by the Company as to the materiality of such matter.

          Any lease or indebtedness in respect of the MRI Units owned, leased or on order by the Company or any Subsidiary shall be deemed disclosed for all schedules to the Agreement if such lease or indebtedness is disclosed on any schedule to the Agreement.

                        PARENT OPTION PLAN TERMS SHEET

Issuer               Three Rivers Holding Corp. ("Issuer")
                                                  ------

Percent of           10% of the shares outstanding immediately after the
Outstanding Common   Effective Time of the Merger (assuming 35,000,000 common
Stock                shares of initial equity before granting of options,
                     options with respect to a total of 3,500,000 shares will be available for grant).

Allocation           Unless the board of directors with the concurrence of
                     Messrs. Bergman and Dickman unanimously determines
                     otherwise (except with respect to any employee who has
                     an employment agreement with SMT Health Services Inc.
                     (the "Company")), the option shares shall be allocated
                           -------
                     to the individuals and in the amounts set forth on the schedule attached hereto, with any unallocated options to be allocated by the Compensation Committee in consultation with Messrs. Bergman and Dickman.

Time Vesting         50% of the total number of available options will vest over four years (1998, 1999, 2000, 2001), beginning on the first anniversary of the grant date, which will be 15 days after the Effective Time. In the event of a sale of the Company
                     (as defined below) which is followed within six months by the termination of an employee, all of the options described in the preceding sentence allocated to such terminated employee shall vest immediately upon such termination.

Performance Vesting  50% of total available options will vest over four years
                     (4/1/99, 4/1/00, 4/1/01, 4/1/02) in equal increments
                     conditioned upon achievement of annual equity value targets. The Per Share Equity targets for each of 12/31/98, 12/31/99, 12/31/00 and 12/31/01 are $1.68, $2.35, $3.29 and
                     $4.61. For each target that is achieved, the options attributable to that year will vest on April 1 of the following year. If any target is not achieved, the compensation committee of the board, upon consultation with management, will have the discretion to cause all or part of such options to vest. In addition, for any year in which a Per Share Equity target is missed by less than 20%, the shares that did not vest in such year shall vest in the next succeeding year if the Per Share Equity target for such year is attained. Per Share Equity will equal (((i) EBITDA for the relevant calendar year times (ii) six) plus ((i) 12/31 cash minus (ii) 12/31 debt)) divided by (as of 12/31 (i) number of shares outstanding plus (ii) number of shares subject to vested options.

                In the event of the sale of the Company (including a merger, the sale of substantially all assets, or the sale by Apollo of more than 50% of its common stock, if such sale is made to a company which after giving effect to such sale will own (i) more than 25% of the outstanding stock of the Company and (ii) more of the common stock of the Company than is owned by Apollo after such sale), other than to an affiliate of Apollo, prior to 1/1/03, all unvested performance-based options will vest if the fair market value of the per share consideration received in the sale equals or exceeds the Per Share Equity target established for 12/31 of the nearest year for which Per Share Equity targets have been established after such sale closes.

Exercise Price  Apollo's per share buy-in price.

Expiration Date Options expire ten years from the date of grant.

Tag Along/Drag  Shares purchased pursuant to the options ("Shares") will have
Along Rights    the benefit of tag along rights if the Issuer is sold and be subject to drag along rights in favor of the Issuer and/or the controlling stockholder.

Repurchase Right    Vested options and Shares will be subject to repurchase
                    rights in favor of the Issuer and Apollo from and after the first anniversary of termination of employment at the fair market value thereof. If employee terminates without good reason, he must exercise all vested options within 30 days of termination or lose the right to exercise such options
                    (unless such employee continues in a consulting or other material business relationship with the Company in which case such options must be exercised prior to the termination of such consulting or other relationship but in any event within 2 years of the termination of employment), but employee is entitled to the fair market value of shares received upon exercise of such options if the repurchase right is exercised.

Registration Rights An S-8 will be filed within one year of the IPO (as defined below).

Vesting Vesting of options will occur only during an employee's term of employment.

IPO If the Issuer sells shares of Common stock in a qualified public offering (the "IPO") before 1/1/03, all unvested performance-based options attributable to the years prior to the year in which the IPO closes vest if the per share net proceeds to the Issuer equal or exceed the Per Share Equity target for 12/31 of the nearest year for which Per Share Equity targets have been established after the IPO closes.

                    The Per Share Equity performance targets for 12/31 of each year after the close of the IPO will be measured against the average closing stock price for the 30 trading days immediately preceding the applicable target date (with the five highest and five lowest prices disregarded).

                    All tag along/drag along rights and repurchase rights terminate upon consummation of the IPO.


Employee          Options         %

Baker, P          220,000     6.29%

Bergman, J        800,000    22.86%

Byington, D        30,000     0.86%

Colerich, K        25,000     0.71%

Cook, B           220,000     6.29%

Dickman, D        800,000    22.86%

Grady, LA          25,000     0.71%

Mannas, L           6,000     0.17%

Pannick, A         10,000     0.29%

Pasko, P           20,000     0.57%

Petcheny, R        45,000     1.29%

Pierce, K           9,000     0.26%

Rinaman, ML         9,000     0.26%

Silva, S           25,000     0.71%

Snyder, D          45,000     1.29%

Spindler, D       407,050    11.63%

Stoner, D          10,000     0.29%

Wonsettler, R      50,000     1.43%

Wyatt, P           10,000     0.29%

Zynn, D           407,050    11.63%
